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                                                                    EXHIBIT 10.1

                           EMPLOYEE BENEFITS AGREEMENT

                                 BY AND BETWEEN

                            AMERICAN EXPRESS COMPANY

                                       AND

                           AMERIPRISE FINANCIAL, INC.

                                   DATED AS OF

                               SEPTEMBER 30, 2005

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                           EMPLOYEE BENEFITS AGREEMENT

     This EMPLOYEE BENEFITS AGREEMENT (the "AGREEMENT"), dated as of September 30, 2005 is by and between American Express Company, a New York corporation ("AXP"), and Ameriprise Financial, Inc., a Delaware corporation ("AMERIPRISE", and together with AXP, each a "PARTY" and collectively, the "PARTIES").

     WHEREAS, the Board of Directors of AXP has determined that it is in the best interests of AXP to separate the Ameriprise Business and the AXP Business into two independent public companies on the terms and subject to the conditions set forth in the Separation and Distribution Agreement, in order to resolve systemic issues related to the allocation of capital and management resources between the Ameriprise Business and the AXP Business, and give Ameriprise greater flexibility to manage, invest in, and expand the Ameriprise Business, while ensuring that AXP can focus its time and resources on the development of the AXP Business;

     WHEREAS, in furtherance of the foregoing, AXP has announced its intention to distribute all of the shares of common stock, par value $0.01 per share, of Ameriprise ("AMERIPRISE COMMON STOCK") owned by AXP to the holders of AXP Common Stock by means of the Distribution;

     WHEREAS, in furtherance of the foregoing, AXP and Ameriprise have entered into a Separation and Distribution Agreement, dated as of August 24, 2005 (the "SEPARATION AND DISTRIBUTION AGREEMENT"), and other Ancillary Agreements that will govern certain matters relating to the Separation and the relationship of AXP, Ameriprise and their respective Affiliates prior to and following the Distribution Date; and

     WHEREAS, pursuant to the Separation and Distribution Agreement, AXP and Ameriprise have agreed to enter into this Agreement for the purpose of allocating Assets, Liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs between and among them.

     NOW, THEREFORE, in consideration of the premises and of the respective agreements and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 DEFINITIONS. Capitalized terms used, but not defined herein shall have the meanings assigned to such terms in the Separation and Distribution Agreement and the following terms shall have the following meanings:

     "AEB" shall have the meaning ascribed thereto in Section 5.2(c)(i) of this Agreement.

     "AEFC RETIREE MEDICAL ELIGIBLE" shall have the meaning ascribed thereto in
Section 5.2(c)(ii) of this Agreement.

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     "AGREEMENT" shall have the meaning ascribed thereto in the preamble to this
Agreement.

     "AMERIPRISE" shall have the meaning ascribed thereto in the preamble to this Agreement.

     "AMERIPRISE 401(k)" shall have the meaning ascribed thereto in Section 4.1(a) of this Agreement.

     "AMERIPRISE ACTUARY" means an independent actuary selected by Ameriprise.

     "AMERIPRISE BENEFIT PLAN" means any Benefit Plan sponsored, maintained or contributed to by any member of the Ameriprise Group including, without limitation, the Ameriprise Retirement Plan, the Ameriprise 401(k), the Ameriprise Reimbursement Account Plan, the Ameriprise SRP, the Ameriprise Severance Plans, the Ameriprise Retiree Medical Program, the Ameriprise Retained Welfare Plans and the Ameriprise Welfare Plans.

     "AMERIPRISE COMMON STOCK" shall have the meaning ascribed thereto in the recitals to this Agreement.

     "AMERIPRISE DEFERRED COMPENSATION PLANS" means, collectively, the Ameriprise Financial Deferred Compensation Plan and the Ameriprise Financial Deferred Equity Program for Independent Financial Advisors.

     "AMERIPRISE EMPLOYEE" means any individual who, immediately following the Distribution Date, will be employed by Ameriprise or any member of the Ameriprise Group in a capacity considered by Ameriprise to be common law employment, including active employees and employees on vacation and approved leave of absence (including maternity, paternity, family, sick, short-term or long-term disability leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves and any person on serial severance).

     "AMERIPRISE LOI" shall have the meaning ascribed thereto in Section 7.4(b) of this Agreement.

     "AMERIPRISE OPTION" shall have the meaning ascribed thereto in Section 7.2(c) of this Agreement.

     "AMERIPRISE PARTICIPANT" means any individual who, immediately following the Distribution Date, is an Ameriprise Employee, a Former Ameriprise Employee, or a beneficiary, dependent or alternate payee of any of the foregoing. For purposes of the Ameriprise Welfare Plans only, "Ameriprise Participant" shall also include individuals categorized by Ameriprise as "qualifying P2 55/10 advisors" or as "members of the field organization" who were on an approved leave of absence as of March 22, 2000; PROVIDED, THAT the treatment of any such individual as an Ameriprise Participant shall be limited to those Ameriprise Welfare Plans that are analogous to the AXP Welfare Plans under which such individual was covered as of the Distribution Date.

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     "AMERIPRISE PG AWARDS" shall have the meaning ascribed thereto in Section
7.5(a) of this Agreement.

     "AMERIPRISE PLAN PARTICIPANTS" shall have the meaning ascribed thereto in
Section 3.1 of this Agreement.

     "AMERIPRISE PRICE RATIO" means the quotient obtained by dividing the Ameriprise Stock Value by the AXP Pre-Distribution Stock Value.

     "AMERIPRISE REIMBURSEMENT ACCOUNT PLAN" shall have the meaning ascribed thereto in Section 5.2(d) of this Agreement.

     "AMERIPRISE RETIREE MEDICAL PROGRAM" shall have the meaning ascribed thereto in Section 5.2(c)(ii) of this Agreement.

     "AMERIPRISE RETAINED WELFARE PLANS" shall have the meaning ascribed thereto in Section 5.1 of this Agreement.

     "AMERIPRISE RETIREMENT PLAN" shall have the meaning ascribed thereto in
Section 3.1 of this Agreement.

     "AMERIPRISE SERVICE PLANS" means, collectively, the Ameriprise Retirement Plan, the Ameriprise 401(k), and the Ameriprise Severance Plans.

     "AMERIPRISE SEVERANCE PLANS" shall have the meaning ascribed thereto in
Section 8.4(a) of this Agreement.

     "AMERIPRISE SHARE RATIO" means the quotient obtained by dividing the AXP Pre-Distribution Stock Value by the Ameriprise Stock Value.

     "AMERIPRISE SRP" shall have the meaning ascribed thereto in Section 6.1(a) of this Agreement.

     "AMERIPRISE STOCK PLAN" shall have the meaning ascribed thereto in Section
2.5 of this Agreement.

     "AMERIPRISE STOCK VALUE" means the official NYSE Only closing price of Ameriprise trading "when issued" on September 30, 2005 as reported by the NYSE.

     "AMERIPRISE UK ACTUARY" means an independent UK actuary selected by Ameriprise.

     "AMERIPRISE UK PLAN PARTICIPANTS" shall have the meaning ascribed thereto in Section 9.1(a) of this Agreement.

     "AMERIPRISE UK RETIREMENT PLAN" shall have the meaning ascribed thereto in
Section 9.1(a) of this Agreement.

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     "AMERIPRISE WELFARE PLANS" shall have the meaning ascribed thereto in
Section 5.2(a) of this Agreement.

     "AMP KEL CASH BENEFIT" shall have the meaning ascribed thereto in Section 5.5(b) of this Agreement.

     "AXP" shall have the meaning ascribed thereto in the preamble to this Agreement.

     "AXP ACTUARY" means Towers, Perrin, Forster, and Crosby, Inc. (New York), or any other independent actuary appointed by AXP.

     "AXP BENEFIT PLAN" means any Benefit Plan sponsored, maintained or contributed to by AXP or any of its Affiliates including, without limitation, the AXP Retirement Plan, the AXP ISP, the AXP Reimbursement Account Plan, the AXP SRP, the AXP Severance Plans, the AXP Retiree Medical Program, and the AXP Welfare Plans.

     "AXP COMMITTEE" means the Compensation and Benefits Committee of the Board of Directors of AXP.

     "AXP DC PARTICIPANTS" shall have the meaning ascribed thereto in Section 8.2(a) of this Agreement.

     "AXP DC PARTICIPANT ACCOUNTS" shall have the meaning ascribed thereto in
Section 8.2(a) of this Agreement.

     "AXP DEFERRED COMPENSATION PLANS" means, collectively, those deferred compensation plans and arrangements set forth on Schedule A attached hereto.

     "AXP EMPLOYEE" means any individual who, immediately following the Distribution Date, will be employed by AXP or any member of the AXP Group in a capacity considered by AXP to be common law employment, including active employees and employees on vacation and approved leave of absence (including maternity, paternity, family, sick, short-term or long-term disability leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves and any person on serial severance).

     "AXP ISP" means the American Express Incentive Savings Plan.

     "AXP KEL" shall have the meaning ascribed thereto in Section 5.5(a) of this Agreement.

     "AXP LOI" shall have the meaning ascribed thereto in Section 7.4(a) of this Agreement.

     "AXP OPTION" shall have the meaning ascribed thereto in Section 7.2(b) of this Agreement.

     "AXP PARTICIPANT" means any individual who, immediately following the Distribution Date, is an AXP Employee, a Former AXP Employee or a beneficiary, dependent or alternate payee of any of the foregoing.

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     "AXP POST-DISTRIBUTION STOCK VALUE" means the official NYSE Only adjusted closing price of AXP on September 30, 2005 as reported by the NYSE.

     "AXP PRE-DISTRIBUTION STOCK VALUE" means the official NYSE Only closing price of AXP on September 30, 2005 as reported by the NYSE.

     "AXP PRICE RATIO" means the quotient obtained by dividing the AXP Post-Distribution Stock Value by the AXP Pre-Distribution Stock Value.

     "AXP REIMBURSEMENT ACCOUNT PLAN" shall have the meaning ascribed thereto in
Section 5.2(d) of this Agreement.

     "AXP RESTRICTED STOCK" shall have the meaning ascribed thereto in Section 7.3(a) of this Agreement.

     "AXP RETAINED CLAIM" shall have the meaning ascribed thereto in Section 8.5(a) of this Agreement.

     "AXP RETIREE MEDICAL PROGRAM" shall have the meaning ascribed thereto in
Section 5.2(c) of this Agreement.

     "AXP RETIREMENT PLAN" means the American Express Retirement Plan.

     "AXP SERVICE PLANS" means, collectively, the AXP Retirement Plan, the AXP ISP, and the AXP Severance Plans.

     "AXP SEVERANCE PLANS" means, collectively, the American Express Senior Executive Severance Plan and the American Express Severance Pay Plan.

     "AXP SHARE RATIO" means the quotient obtained by dividing the AXP Pre-Distribution Stock Value by the AXP Post-Distribution Stock Value.

     "AXP SRP" means the American Express Supplemental Retirement Plan.

     "AXP STOCK PLANS" means, collectively, the American Express Company 1989 Long-Term Incentive Plan and the American Express Company 1998 Incentive Compensation Plan and any other stock option or stock incentive compensation plan or arrangement for employees, officers, or independent contractors of AXP, as amended.

      "AXP UK ACTUARY" means Towers, Perrin, Forster, and Crosby, Inc. (United Kingdom), or any other independent actuary appointed by AXP.

     "AXP UK PLAN" means the American Express UK Pension Plan.

     "AXP WELFARE PLANS" shall have the meaning ascribed thereto in Section 5.2(a) of this Agreement.

     "BENEFIT PLAN" shall mean, with respect to an entity, each plan, program, arrangement, agreement or commitment that is an employment, consulting, non-competition or

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deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation rights, restricted stock, other equity-based compensation, severance pay, salary continuation, life, health, hospitalization, sick leave, vacation pay, disability or accident insurance plan, corporate-owned or key-man life insurance or other employee benefit plan, program, arrangement, agreement or commitment, including any "employee benefit plan" (as defined in Section 3(3) of ERISA), sponsored or maintained by such entity (or to which such entity contributes or is required to contribute).

     "CHQ" shall have the meaning ascribed thereto in Section 5.2(c)(i) of this Agreement.

     "CHQ/AEB/TRS RETIREE MEDICAL ELIGIBLE" shall have the meaning ascribed thereto in Section 5.2(c)(i) of this Agreement.

     "COBRA" means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and Sections 601 through 608 of ERISA, and any similar state group health plan continuation Law, together with all regulations and proposed regulations promulgated thereunder.

     "CODE" means the United States Internal Revenue Code of 1986, as amended.

     "CONTROL" means, as to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The term "CONTROLLED" shall have a correlative meaning.

     "DELAYED PRICE RATIO" means, with respect to a Delayed Transfer Employee, the quotient obtained by dividing (i) the price at which Ameriprise Common Stock first trades on the NYSE immediately after such Delayed Transfer Employee's Transfer Date, as determined by the AXP Committee, by (ii) the price at which AXP Common Stock last trades on the NYSE immediately prior to such Delayed Transfer Employee's Transfer Date, as determined by the AXP Committee.

     "DELAYED SHARE RATIO" means, with respect to a Delayed Transfer Employee, the quotient obtained by dividing (i) the price at which AXP Common Stock last trades on the NYSE immediately prior to such Delayed Transfer Employee's Transfer Date, as determined by the AXP Committee, by (ii) the price at which Ameriprise Common Stock first trades on the NYSE immediately after such Delayed Transfer Employee's Transfer Date, as determined by the AXP Committee.

     "DELAYED TRANSFER AMERIPRISE LOI" shall have the meaning ascribed thereto in Section 7.4(d)(ii) of this Agreement.

     "DELAYED TRANSFER AMERIPRISE OPTION" shall have the meaning ascribed thereto in Section 7.2(e)(ii) of this Agreement.

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     "DELAYED TRANSFER AMERIPRISE RESTRICTED STOCK" shall have the meaning ascribed thereto in Section 7.3(d)(ii) of this Agreement.

     "DELAYED TRANSFER AXP LOI" shall have the meaning ascribed thereto in
Section 7.4(d)(i) of this Agreement.

     "DELAYED TRANSFER AXP OPTION" shall have the meaning ascribed thereto in
Section 7.2(e)(i) of this Agreement.

     "DELAYED TRANSFER AXP RESTRICTED STOCK" shall have the meaning ascribed thereto in Section 7.3(d)(i) of this Agreement.

     "DELAYED TRANSFER CALCULATION DATE" shall have the meaning ascribed thereto in Section 3.3(b)(i) of this Agreement.

     "DELAYED TRANSFER EMPLOYEES" shall mean those AXP Employees (and the beneficiaries, dependents or alternate payees of such Persons), as set forth on Schedule B (which Schedule may be amended by mutual agreement of the Parties at any time prior to the first anniversary of the Distribution Date), who are considered by the Parties to be important to the Ameriprise Business and whose transfer from AXP to the Ameriprise Group in connection with the Separation and Distribution will be delayed, due to certain business constraints, until after the Distribution Date but prior to the first anniversary of the Distribution Date (or such later date as mutually agreed to by the Parties).

     "DETRIMENTAL CONDUCT PROVISIONS" means (i) the Detrimental Conduct Provisions Attachment to the American Express Company 1998 Incentive Compensation Plan Master Agreement (as amended), effective as of February 26, 2001; (ii) the Detrimental Conduct Provisions Attachment to the American Express Company 1989 Long-Term Incentive Plan Master Agreement (as amended), effective as of January 1, 1998; (iii) any Consent to the Application of Forfeiture and Detrimental Conduct Provisions to Incentive Compensation Plan Awards to which an Ameriprise Participant is a party; and (iv) any other similar detrimental conduct provisions applicable to outstanding AXP long-term incentive awards issued under the AXP Stock Plans, in each case as in effect from time to time.

     "DOL" means the United States Department of Labor.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" means with respect to any Person, each business or entity which is a member of a "controlled group of corporations," under "common control" or a member of an "affiliated service group" with such Person within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with such Person under Section 414(o) of the Code, or under "common control" with such Person within the meaning of Section 4001(a)(14) of ERISA.

     "ESTIMATED DELAYED TRANSFER AMOUNT" shall have the meaning ascribed thereto in Section 3.3(b)(ii) of this Agreement.

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     "ESTIMATED RETIREMENT PLAN TRANSFER AMOUNT" shall have the meaning ascribed thereto in Section 3.2(b)(ii) of this Agreement.

     "EXCLUDED INVESTMENTS" shall have the meaning ascribed thereto in Section 3.2(b)(iii) of this Agreement.

     "FINAL DELAYED TRANSFER AMOUNT" shall have the meaning ascribed thereto in
Section 3.3(b)(ii) of this Agreement.

     "FINAL DELAYED TRANSFER DATE" shall have the meaning ascribed thereto in
Section 3.3(b)(iii) of this Agreement.

     "FINAL RETIREMENT PLAN TRANSFER AMOUNT" shall have the meaning ascribed thereto in Section 3.2(b)(iv) of this Agreement.

     "FINAL TRANSFER DATE" shall have the meaning ascribed thereto in Section 3.2(b)(v) of this Agreement.

     "FORMER AMERIPRISE EMPLOYEE" means, as of the Distribution Date, any former employee of AXP or an Affiliate, including retired, deferred vested, non-vested and other inactive terminated individuals, whose most recent active employment with AXP or an Affiliate was with a member of the Ameriprise Group and such active employment has ended on or before the Distribution Date.

     "FORMER AXP EMPLOYEE" means, as of the Distribution Date, any former employee of AXP or an Affiliate, including retired, deferred vested, non-vested and other inactive terminated individuals, whose most recent active employment with AXP or an Affiliate was with a member of the AXP Group.

     "HIPAA" means the Health Insurance Portability and Accountability Act of 1996, as amended.

     "INITIAL CASH TRANSFER" shall have the meaning ascribed thereto in Section 3.2(b)(iii) of this Agreement.

     "INITIAL TRANSFER AMOUNT" shall have the meaning ascribed thereto in
Section 3.2(b)(iii) of this Agreement.

     "INITIAL TRANSFER DATE" shall have the meaning ascribed thereto in Section 3.2(b)(iii) of this Agreement.

     "IRS" means the United States Internal Revenue Service.

     "MEASUREMENT DATE" shall have the meaning ascribed thereto in Section 7.2(b) of this Agreement.

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     "OUTSTANDING PG AWARDS" shall mean, collectively, the PG-XIV, PG-XV, and
PG-XVI awards granted pursuant to the 1998 American Express Company Incentive Compensation Plan and any related agreement.

     "PARTICIPATING COMPANY" means AXP or any Person (other than an individual) participating in an AXP Benefit Plan.

     "PARTIES" shall have the meaning ascribed thereto in the preamble to this Agreement.

     "PAYMENT DATE" means the fifth business day after the date on which the conditions set forth in Section 9.1(c)(ii) of this Agreement have been fulfilled and satisfied or such other date as the Parties may agree to in writing.

     "PRE-DISTRIBUTION CLAIM PERIOD" shall have the meaning ascribed thereto in
Section 5.2(g)(ii) of this Agreement.

     "PRE-DISTRIBUTION DATE CLAIMS" shall have the meaning ascribed thereto in
Section 5.2(g)(ii) of this Agreement.

     "REMAINING AXP LOI" shall have the meaning ascribed thereto in Section 7.4(a) of this Agreement.

     "REMAINING AXP OPTION" shall have the meaning ascribed thereto in Section 7.2(b) of this Agreement.

     "REMAINING AXP RESTRICTED STOCK" shall have the meaning ascribed thereto in
Section 7.3(a) of this Agreement.

     "REVISED RETIREMENT PLAN TRANSFER AMOUNT" shall have the meaning ascribed thereto in Section 3.2(b)(iv) hereof.

     "RUN-OUT COVERAGE OPTIONS" shall have the meaning ascribed thereto in
Section 5.2(g)(ii) of this Agreement.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SEPARATION AND DISTRIBUTION AGREEMENT" shall have the meaning ascribed thereto in the recitals to this Agreement.

     "SERIAL SEVERANCE EMPLOYEE" means any Former Ameriprise Employee who, as of the Distribution Date or such later date as determined by Ameriprise in its sole discretion, (i) has executed and delivered to AXP or Ameriprise, as appropriate, a written severance agreement, and (ii) who is entitled to receive the payment of severance benefits on a serial basis pursuant to such severance agreement.

     "SERVICE CREDITING DATE" shall have the meaning ascribed thereto in Section 2.4(b)(i) of this Agreement.

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     "TRANSFER AMOUNT" means the UK Transfer Amount, adjusted in accordance with the provisions of the Actuary's Letter.

     "TRANSFER DATE" shall mean, with respect to a Delayed Transfer Employee, the date that such Delayed Transfer Employee commences active employment with a member of the Ameriprise Group.

     "TRS" shall have the meaning ascribed thereto in Section 5.2(c)(i) of this Agreement.

     "TRUE-UP AMOUNT" shall have the meaning ascribed thereto in Section 3.2(b)(v) of this Agreement.

     "UK ACTUARY'S LETTER" means the letter from the AXP UK Actuary to the Ameriprise UK Actuary, a copy of which is attached hereto as Exhibit A.

     "UK TRANSFER AMOUNT" means the amount determined as such in accordance with the provisions of the UK Actuary's Letter.

     "UNVESTED AXP OPTION" shall have the meaning ascribed thereto in Section 7.2(c) of this Agreement.

     "U.S." means the United States of America.

     1.2 GENERAL INTERPRETIVE PRINCIPLES. (a) Words in the singular shall include the plural and vice versa, and words of one gender shall include the other gender, in each case, as the context requires; (b) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, and references to Article, Section, paragraph, Exhibit, and Schedule are references to the Articles, Sections, paragraphs, Exhibits, and Schedules to this Agreement unless otherwise specified; (c) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified; and (d) any reference to any federal, state, local or non-U.S. statute or Law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

                                   ARTICLE II

                               GENERAL PRINCIPLES

     2.1     ASSUMPTION AND RETENTION OF LIABILITIES; RELATED ASSETS.

     (a) As of the Effective Time, except as otherwise expressly provided for in this Agreement, AXP shall, or shall cause one or more members of the AXP Group to, assume or retain and AXP hereby agrees to pay, perform, fulfill and discharge, in due course in full (i) all Liabilities under all AXP Benefit Plans, (ii) all Liabilities with respect to the employment, service, termination of employment or termination of service of all AXP Employees, Former AXP Employees, their dependents and beneficiaries, and other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental

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worker, or nonpayroll worker of any member of the AXP Group or in any other employment, non-employment, or retainer arrangement, or relationship with any member of the AXP Group), in each case to the extent arising in connection with or as a result of employment with or the performance of services for any member of the AXP Group, and (iii) any other Liabilities or obligations expressly assigned to AXP or any of its Affiliates under this Agreement. For purposes of clarification, the Liabilities assumed or retained by the AXP Group as provided for in this Section 2.1(a) are intended to be AXP Liabilities as such term is defined in the Separation and Distribution Agreement.

     (b) As of the Effective Time, except as otherwise expressly provided for in this Agreement, Ameriprise shall, or shall cause one or more members of the Ameriprise Group to, assume or retain, as applicable, and Ameriprise hereby agrees to pay, perform, fulfill and discharge, in due course in full (i) all Liabilities under all Ameriprise Benefit Plans, (ii) all Liabilities with respect to the employment, service, termination of employment or termination of service of all Ameriprise Employees, Former Ameriprise Employees, their dependents and beneficiaries and other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or nonpayroll worker of any member of the Ameriprise Group or in any other employment, non-employment, or retainer arrangement, or relationship with any member of the Ameriprise Group), and (iii) any other Liabilities or obligations expressly assigned to Ameriprise or any of its Affiliates under this Agreement. For purposes of clarification, the Liabilities assumed or retained by the Ameriprise Group as provided for in this
Section 2.1(b) are intended to be Ameriprise Liabilities as such term is defined in the Separation and Distribution Agreement.

     (c) From time to time after the Distribution, Ameriprise shall promptly reimburse AXP, upon AXP's reasonable request and the presentation by AXP of such substantiating documentation as Ameriprise shall reasonably request, for the cost of any obligations or Liabilities satisfied by AXP or its Affiliates that are, or that have been made pursuant to this Agreement, the responsibility of Ameriprise or any of its Affiliates.

     (d) From time to time after the Distribution, AXP shall promptly reimburse Ameriprise, upon Ameriprise's reasonable request and the presentation by Ameriprise of such substantiating documentation as AXP shall reasonably request, for the cost of any obligations or Liabilities satisfied by Ameriprise that are, or that have been made pursuant to this Agreement, the responsibility of AXP or its Affiliates.

     2.2 AMERIPRISE PARTICIPATION IN AXP BENEFIT PLANS. Except as otherwise expressly provided for in this Agreement or as otherwise expressly agreed to in writing between the Parties, (i) effective as of the Effective Time, Ameriprise and each member of the Ameriprise Group shall cease to be a Participating Company in any AXP Benefit Plan, and (ii) each (A) Ameriprise Participant and any other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or nonpayroll worker of any member of the AXP Group or the Ameriprise Group or in any other employment, non-employment, or retainer arrangement, or relationship with any member of the AXP Group or the Ameriprise Group), effective as of the Effective Time, and (B) Delayed

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Transfer Employee, effective as of such Delayed Transfer Employee's Transfer
Date, shall cease to participate in, be covered by, accrue benefits under, be eligible to contribute to or have any rights under any AXP Benefit Plan, and AXP and Ameriprise shall take all necessary action to effectuate each such cessation.

     2.3 COMPARABLE COMPENSATION AND BENEFITS. Except as otherwise agreed to by AXP, (i) with respect to an Ameriprise Employee, for the one-year period commencing on the Distribution Date and ending on the one-year anniversary of such date and (ii) with respect to a Delayed Transfer Employee whose Transfer Date occurs prior to the one-year anniversary of the Distribution Date, for the period commencing on such Delayed Transfer Employee's Transfer Date and ending on the one-year anniversary of the Distribution Date, Ameriprise (acting directly or through its Affiliates) intends to provide such Ameriprise Employees and Delayed Transfer Employees with compensation opportunities (including, without limitation, salary, wages, commissions and bonus opportunities) and employee benefits that are substantially comparable, in the aggregate, to the compensation opportunities and employee benefits to which such Ameriprise Employees and Delayed Transfer Employees were entitled to immediately prior to the Distribution Date.

     2.4     SERVICE RECOGNITION.

     (a) PRE-DISTRIBUTION SERVICE CREDIT. Ameriprise shall give each Ameriprise Participant and Delayed Transfer Employee full credit for purposes of eligibility, vesting, determination of level of benefits, and, to the extent applicable, benefit accruals under any Ameriprise Benefit Plan for such Ameriprise Participant's or Delayed Transfer Employee's service with any member of the AXP Group prior to the Distribution Date or applicable Transfer Date to the same extent such service was recognized by the applicable AXP Benefit Plans immediately prior to the Distribution Date or applicable Transfer Date; PROVIDED, HOWEVER, that such service shall not be recognized to the extent that such recognition would result in the duplication of benefits.

     (b) POST-DISTRIBUTION RECIPROCAL SERVICE CREDITING. Each of AXP and Ameriprise (acting directly or through their respective Affiliates) shall cause each of the AXP Service Plans and the Ameriprise Service Plans, respectively, to provide the following service crediting rules effective as of the Distribution
Date:

             (i) If an AXP Employee who participates in any of the AXP Service Plans becomes employed by a member of the Ameriprise Group prior to the first anniversary of the Distribution Date (or such later date as mutually agreed to by the Parties) (the "SERVICE CREDITING DATE") and such AXP Employee is continuously employed by the AXP Group from the Distribution Date through the date such AXP Employee commences active employment with a member of the Ameriprise Group, then such AXP Employee's service with the AXP Group following the Distribution Date shall be recognized for purposes of eligibility, vesting and level of benefits under the appropriate Ameriprise Service Plans, in each case to the same extent as such AXP Employee's service with the AXP Group was recognized under the corresponding AXP Service Plans.

             (ii) If an AXP Employee who participates in any of the AXP Service Plans becomes employed by a member of the Ameriprise Group either (A) on or after the Service Crediting Date or (B) without having been continuously employed by the AXP Group from the Distribution Date through the date such AXP Employee commences active employment with a member of the Ameriprise Group, then, except to the extent required by applicable Law, such individual's service with the AXP Group following the Distribution Date will not be recognized for any purpose under any Ameriprise Service Plan.

             (iii) If an Ameriprise Employee who participates in any of the Ameriprise Service Plans becomes employed by a member of the AXP Group prior to the Service Crediting Date and such Ameriprise Employee is continuously employed by the Ameriprise Group from the Distribution Date through the date such Ameriprise Employee commences active employment with a member of the AXP Group, then such Ameriprise Employee's service with the Ameriprise Group following the Distribution Date shall be recognized for purposes of eligibility, vesting and level of benefits under the appropriate AXP Service Plans, in each case to the same extent as such Ameriprise Employee's service with the Ameriprise Group was recognized under the corresponding Ameriprise Service Plans.

             (iv) If an Ameriprise Employee who participates in any of the Ameriprise Service Plans becomes employed by a member of the AXP Group either
(A) on or after the Service Crediting Date or (B) without having been continuously employed by the Ameriprise Group from the Distribution Date through the date such Ameriprise Employee commences active employment with a member of the AXP Group, then the corresponding AXP Service Plans will only take into consideration such individual's service with the AXP Group and the Ameriprise Group, in each case, prior to the Distribution Date and, thus, except to the extent required by applicable Law, such Ameriprise Employee's service with the Ameriprise Group following the Distribution Date will not be recognized for any purpose under any AXP Service Plan.

             (v) Notwithstanding anything in this Agreement to the contrary, for the one (1) year period commencing on the Distribution Date, the AXP Service Plans and the Ameriprise Service Plans shall provide that no break in service occurs with respect to any AXP Employee or Ameriprise Employee who is hired or rehired by any member of the Ameriprise Group or the AXP Group after the termination of such AXP Employee's or Ameriprise Employee's employment with either the AXP Group or the Ameriprise Group within such one (1) year period.

     2.5 APPROVAL BY AXP AS SOLE STOCKHOLDER. Effective as of the Distribution Date, Ameriprise shall have adopted the Ameriprise Financial 2005 Incentive Compensation Plan (the "AMERIPRISE STOCK PLAN") which shall permit the issuance of long-term incentive awards that have material terms and conditions substantially similar to those long-term incentive awards issued under the relevant AXP Stock Plans that are to be substituted with Ameriprise long-term incentive awards in connection with the Distribution. The Ameriprise Stock Plan shall be approved prior to the Distribution by AXP as Ameriprise's sole shareholder.

                                   ARTICLE III

                       U.S. QUALIFIED DEFINED BENEFIT PLAN

     3.1 ESTABLISHMENT OF AMERIPRISE PLAN. Effective as of the Distribution Date, Ameriprise shall, or shall have caused one or more members of the Ameriprise Group to, establish a defined benefit pension plan and related trust to provide retirement benefits to Ameriprise Participants who immediately prior to the Distribution Date were participants in, or entitled to present or future benefits (whether or not vested) under, the AXP Retirement Plan (such defined benefit pension plan, the "AMERIPRISE RETIREMENT PLAN" and such Ameriprise Participants, the "AMERIPRISE PLAN PARTICIPANTS"). Ameriprise shall be responsible for taking all necessary, reasonable, and appropriate action to establish, maintain and administer the Ameriprise Retirement Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code. Notwithstanding the above, until October 18, 2005, all benefits payable to Ameriprise Plan Participants (including benefits that have accrued under the Ameriprise Retirement Plan following the Distribution Date) shall be paid from the AXP Retirement Plan. Ameriprise (acting directly or through its Affiliates) shall be responsible for any and all Liabilities (including Liability for funding) and other obligations with respect to the Ameriprise Retirement Plan.

     3.2     AMERIPRISE PARTICIPANTS

     (a) ASSUMPTION OF AXP RETIREMENT PLAN LIABILITIES. Effective as of the Initial Transfer Date, Ameriprise (acting directly or through its Affiliates) hereby agrees to cause the Ameriprise Retirement Plan to assume, and to fully perform, pay and discharge, all accrued benefits under the AXP Retirement Plan relating to all Ameriprise Plan Participants as of the Distribution Date (inclusive of benefits paid by the AXP Retirement Plan to Ameriprise Plan Participants following the Distribution Date, but prior to the Initial Transfer Date in accordance with Section 3.1 above, but excluding benefits attributable to lost participants).

     (b)     TRANSFER OF AXP RETIREMENT PLAN ASSETS.

             (i) The Parties intend that the portion of the AXP Retirement Plan covering Ameriprise Plan Participants (excluding forfeitures attributable to lost participants) shall be transferred to the Ameriprise Retirement Plan in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(l)-1, and Section 208 of ERISA. No later than thirty (30) days prior to the Distribution Date, AXP and Ameriprise (acting directly or through their respective Affiliates) shall, to the extent necessary, file an IRS Form 5310-A regarding the transfer of Assets and Liabilities from the AXP Retirement Plan to the Ameriprise Retirement Plan.

             (ii) As soon as reasonably practicable following the Distribution Date, AXP shall cause the AXP Actuary to determine the estimated value, as of the Distribution Date, of the Assets to be transferred to the Ameriprise Retirement Plan in accordance with the assumptions and valuation methodology set forth on Schedule C attached hereto (the "ESTIMATED RETIREMENT PLAN TRANSFER AMOUNT").

             (iii) On or before October 18, 2005, AXP shall transfer to the Ameriprise Retirement Plan an amount in cash at least sufficient to fund benefit payments reasonably projected to be required under the Ameriprise Retirement Plan prior to the Initial Transfer Date (the "INITIAL CASH TRANSFER"). Within thirty (30) days (or such later time as mutually agreed to by the Parties) following the determination of the Estimated Retirement Plan Transfer Amount, AXP and Ameriprise (each acting directly or through their respective Affiliates) shall cooperate in good faith to cause an initial transfer of Assets (the date of such transfer, the "INITIAL TRANSFER DATE") from the AXP Retirement Plan to the Ameriprise Retirement Plan in an amount equal to ninety percent (90%) of the Estimated Retirement Plan Transfer Amount minus the Initial Cash Transfer, adjusted to reflect earnings or losses during the period from the Distribution Date to the Initial Transfer Date (such amount, the "INITIAL TRANSFER AMOUNT"). Such earnings or losses shall be determined based on the actual rate of return of the AXP Retirement Plan without regard to those investments set forth on Schedule D attached hereto (the "EXCLUDED INVESTMENTS") for the period commencing on the Distribution Date and ending on the last calendar day of the month ending immediately prior to the Initial Transfer Date. Earnings or losses for the period from such last day of the month to the Initial Transfer Date shall be based on a blended index (thirty-seven percent (37%) S&P 500 Index, twenty percent (20%) Russell 2000 Index, twenty-two percent (22%) MSCI EAFE Index, and twenty-one percent (21%) Lehman Aggregate Bond Index) determined as of the date that is as close as administratively practicable to the Initial Transfer Date, but in no event more than five (5) business days prior to the Initial Transfer Date. AXP shall satisfy its obligation pursuant to this Section 3.2(b)(iii) by transferring Assets, in kind, equal to the Initial Transfer Amount consisting of a pro rata percentage (rounded up or down to the nearest whole lot or distributable unit) of all investments, excluding the Excluded Investments, under the AXP Retirement Plan.

             (iv) Within ninety (90) days following the Initial Transfer Date, AXP shall cause the AXP Actuary to provide Ameriprise with a revised calculation of the value, as of the Distribution Date, of the Assets to be transferred to the Ameriprise Retirement Plan determined in accordance with the assumptions and valuation methodology set forth on Schedule C attached hereto (the "REVISED RETIREMENT PLAN TRANSFER AMOUNT"). Ameriprise may submit, at its sole cost and expense, the Revised Retirement Plan Transfer Amount to the Ameriprise Actuary for verification; PROVIDED, THAT, such verification process and any calculation performed by the Ameriprise Actuary in connection therewith shall be performed solely on the basis of the assumptions and valuation methodology set forth on Schedule C attached hereto. Furthermore, the AXP Actuary and Ameriprise Actuary shall cooperate in good faith to ensure that any such verification process is performed in a timely manner. In the event the Ameriprise Actuary determines that the value, as of the Distribution Date, of the Assets to be transferred to the Ameriprise Retirement Plan differs from the Revised Retirement Plan Transfer Amount, the Ameriprise Actuary and AXP Actuary shall use good faith efforts to reconcile any such difference. If the Ameriprise Actuary and the AXP Actuary fail to reconcile such difference and (A) the Ameriprise Actuary's calculation is within two percent (2%) of the Revised Retirement Plan Transfer Amount, the average of the Revised Retirement Plan Transfer Amount and the Ameriprise Actuary's calculation shall be used; or (B) the difference between the Ameriprise Actuary's calculation and the Revised Retirement Plan Transfer Amount exceeds two percent (2%), the Ameriprise Actuary and the AXP Actuary shall jointly designate a third, independent actuary whose calculation of the value, as of the Distribution Date, of the Assets to be transferred to the Ameriprise Retirement Plan shall be final and binding; PROVIDED, THAT, such calculation must be performed in accordance with the assumptions and valuation methodology set forth on Schedule C attached hereto; AND, PROVIDED, FURTHER, that such value shall be between the value determined by the Ameriprise Actuary and the Revised Retirement Plan Transfer Amount or equal to either such value. AXP and Ameriprise shall each pay one-half of the costs incurred in connection with the retention of such independent actuary. The final, verified value, as of the Distribution Date, of the Assets to be transferred to the Ameriprise Retirement Plan as determined in accordance with this Section 3.2(b)(iv) shall be referred to herein as the "FINAL RETIREMENT PLAN TRANSFER AMOUNT."

             (v) Within forty-five (45) days of the determination of the Final Retirement Plan Transfer Amount, AXP shall cause the AXP Retirement Plan to transfer to the Ameriprise Retirement Plan (the date of such transfer, the "FINAL TRANSFER DATE") an amount, in cash, equal to (A) the Final Retirement Plan Transfer Amount minus (B) the sum of (1) the Initial Transfer Amount, (2) the Initial Cash Transfer, and (3) the aggregate amount of payments made from the AXP Retirement Plan to Ameriprise Plan Participants in order to satisfy any benefit obligation with respect to such Ameriprise Plan Participants during the period commencing on the Distribution Date and ending on the date of the Initial Cash Transfer (such amount the "TRUE-UP AMOUNT"); PROVIDED, THAT, the True-Up Amount shall be adjusted to reflect earnings or losses as described below; and PROVIDED, FURTHER, that in the event the sum of clauses (1), (2) and (3) above is greater than the Final Retirement Plan Transfer Amount, AXP shall not be required to cause any such additional transfer and instead Ameriprise shall be required to cause a transfer of cash from the Ameriprise Retirement Plan to the AXP Retirement Plan in amount equal to the amount by which the sum of clauses
(1), (2) and (3) above exceeds the Final Retirement Plan Transfer Amount. The parties hereto acknowledge that the AXP Retirement Plan's transfer of the True-Up Amount to the Ameriprise Retirement Plan shall be in full settlement and satisfaction of the obligations of AXP and AXP Retirement Plan to transfer Assets to the Ameriprise Retirement Plan pursuant to this Section 3.2(b).

             The True-Up Amount shall be paid from the AXP Retirement Plan to the Ameriprise Retirement Plan, in cash, and adjusted to reflect earnings or losses during the period from the Distribution Date to the Final Transfer Date. Such earnings or losses shall be determined based on the actual rate of return of the AXP Retirement Plan without regard to the Excluded Investments for the period commencing on the Distribution Date and ending on the last calendar day of the month ending immediately prior to the Final Transfer Date. Earnings or losses for the period from such last day of the month to the Final Transfer Date shall be based on a blended index (thirty-seven percent (37%) S&P 500 Index, twenty percent (20%) Russell 2000 Index, twenty-two percent (22%) MSCI EAFE Index, and twenty-one percent (21%) Lehman Aggregate Bond Index) determined as of the date that is as close as administratively practicable to the Final Transfer Date, but in no event more than five (5) business days prior to the Final Transfer Date. In the event that Ameriprise is obligated to cause the Ameriprise Retirement Plan to reimburse the AXP Retirement Plan pursuant to this
Section 3.2(b)(v), such reimbursement shall be performed in accordance with the same principles set forth herein with respect to the payment of the True-Up Amount.

     (c) CONTINUATION OF ELECTIONS. As of the Distribution Date, Ameriprise (acting directly or through its Affiliates) shall cause the Ameriprise Retirement Plan to recognize and maintain all existing elections, including, but not limited to, beneficiary designations, payment form elections and rights of alternate payees under qualified domestic relations orders with respect to Ameriprise Plan Participants under the AXP Retirement Plan.

     (d) TERMINATED NON-VESTED EMPLOYEES. Notwithstanding anything herein to the contrary, the Ameriprise Retirement Plan shall fully restore the hypothetical account of any individual who becomes employed by any member of the Ameriprise Group following the Distribution Date and whose employment with the AXP Group terminated on or before the Distribution Date with no vested benefit under the AXP Retirement Plan; PROVIDED, THAT, pursuant to AXP's existing practices and policies, such individual would have been entitled to restoration of such individual's hypothetical account under the AXP Retirement Plan had such individual been re-employed by a member of the AXP Group rather than by a member of the Ameriprise Group.

     (e) LOST PARTICIPANTS. AXP hereby acknowledges and agrees that it shall cause the AXP Retirement Plan to retain responsibility for all Liabilities and fully perform, pay and discharge all obligations, when such obligations become due, relating to benefits attributable to any lost participant in the AXP Retirement Plan as of the Distribution Date.

     3.3     DELAYED TRANSFER EMPLOYEES.

     (a) ASSUMPTION OF AXP RETIREMENT PLAN LIABILITIES. With respect to each Delayed Transfer Employee, effective as of such Delayed Transfer Employee's Transfer Date, Ameriprise (acting directly or through its Affiliates) shall cause the Ameriprise Retirement Plan to assume, and to fully perform, pay and discharge, all benefits accrued under the AXP Retirement Plan relating to such Delayed Transfer Employee through such Delayed Transfer Employee's Transfer Date.

     (b)     TRANSFER OF AXP RETIREMENT PLAN ASSETS.

             (i) The parties intend that the portion of the AXP Retirement Plan covering Delayed Transfer Employees shall be transferred to the Ameriprise Retirement Plan in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(l)-1, and Section 208 of ERISA. No later than thirty
(30) days prior to the first anniversary of the Distribution Date (or such other date as mutually agreed to by the parties) (the "DELAYED TRANSFER CALCULATION DATE"), AXP and Ameriprise (acting directly or through their respective Affiliates) shall, to the extent necessary, file an IRS Form 5310-A regarding the transfer of Assets and Liabilities from the AXP Retirement Plan to the Ameriprise Retirement Plan with respect to the Delayed Transfer Employees.

             (ii) No later than ninety (90) days following the Delayed Transfer Calculation Date, the AXP Actuary shall determine the value of the Assets to be transferred to the Ameriprise Retirement Plan with respect to the Delayed Transfer Employees in accordance with the assumptions and valuation methodology set forth on Schedule C attached hereto with respect to the Delayed Transfer Employees (the "ESTIMATED DELAYED TRANSFER AMOUNT"). Ameriprise may submit, at its sole cost and expense, the Estimated Delayed Transfer Amount to the Ameriprise Actuary for verification; PROVIDED, THAT, such verification process and any calculation performed by the Ameriprise Actuary in connection therewith shall be performed solely on the basis of the assumptions and valuation methodology set forth on Schedule C attached hereto. Furthermore, the AXP Actuary and Ameriprise Actuary shall cooperate in good faith to ensure that any such verification process is performed in a timely manner. In the event the Ameriprise

Actuary determines that the value of the Assets to be transferred to the Ameriprise Retirement Plan differs from the Estimated Delayed Transfer Amount, the Ameriprise Actuary and AXP Actuary shall use good faith efforts to reconcile any such difference. If the Ameriprise Actuary and the AXP Actuary fail to reconcile such difference and (A) the Ameriprise Actuary's calculation is within two percent (2%) of the Estimated Delayed Transfer Amount, the average of the Estimated Delayed Transfer Amount and the Ameriprise Actuary's calculation shall be used; or (B) the difference between the Ameriprise Actuary's calculation and the Estimated Delayed Transfer Amount exceeds two percent (2%), the Ameriprise Actuary and the AXP Actuary shall jointly designate a third, independent actuary whose calculation of the value of the Assets to be transferred to the Ameriprise Retirement Plan shall be final and binding; PROVIDED, THAT, such calculation must be performed in accordance with the assumptions and valuation methodology set forth on Schedule C attached hereto; AND, PROVIDED, FURTHER, that such value shall be between the value determined by the Ameriprise Actuary and the Estimated Delayed Transfer Amount or equal to either such value. AXP and Ameriprise shall each pay one-half of the costs incurred in connection with the retention of such independent actuary. The final, verified value of the Assets to be transferred to the Ameriprise Retirement Plan as determined in accordance with this Section 3.3(b)(ii) shall be referred to herein as the "FINAL DELAYED TRANSFER AMOUNT."

             (iii) Within thirty (30) days following the determination of the Final Delayed Transfer Amount, AXP shall cause the AXP Retirement Plan to transfer to the Ameriprise Retirement Plan (the date of such transfer, the "FINAL DELAYED TRANSFER DATE") an amount, in cash, equal to the Final Delayed Transfer Amount, adjusted to reflect earnings or losses during the period from the Delayed Transfer Calculation Date through the Final Delayed Transfer Date. Such earnings or losses shall be determined based on the actual rate of return of the AXP Retirement Plan without regard to the Excluded Investments for the period commencing on the Delayed Transfer Calculation Date and ending on the last calendar day of the month ending immediately prior to the Final Delayed Transfer Date. Earnings or losses for the period from such last day of the month to the Final Delayed Transfer Date shall be based on a blended index (thirty-seven percent (37%) S&P 500 Index, twenty percent (20%) Russell 2000 Index, twenty-two percent (22%) MSCI EAFE Index, and twenty-one percent (21%) Lehman Aggregate Bond Index) determined as of the date that is as close as administratively practicable to the Final Delayed Transfer Date, but in no event more than five (5) business days prior to the Final Delayed Transfer Date.

     (d) CONTINUATION OF ELECTIONS. As of each Delayed Transfer Employee's Transfer Date, Ameriprise (acting directly or through its Affiliates) shall cause the Ameriprise Retirement Plan to recognize and maintain all existing elections including, but not limited to, beneficiary designations, payment form elections and rights of alternate payees under qualified domestic relations orders with respect to such Delayed Transfer Employee under the AXP Retirement Plan.

     3.4 AMERICAN EXPRESS FUNDED PENSION PLAN. Notwithstanding anything herein to the contrary, all Liabilities and other obligations accrued prior to May 1, 1985 under the American Express Funded Pension Plan shall at all times remain Liabilities and obligations of AXP regardless of whether such Liabilities or obligations relate to any Ameriprise Participant or Delayed Transfer Employee.

                                   ARTICLE IV

                    U.S. QUALIFIED DEFINED CONTRIBUTION PLAN

     4.1     THE AMERICAN EXPRESS INCENTIVE SAVINGS PLAN

     (a) ESTABLISHMENT OF THE AMERIPRISE 401(k). Effective as of the Distribution Date, Ameriprise shall, or shall have caused one of its Affiliates to, establish a defined contribution plan and trust for the benefit of Ameriprise Participants (the "AMERIPRISE 401(k)"). Ameriprise shall be responsible for taking all necessary, reasonable and appropriate action to establish, maintain and administer the Ameriprise 401(k) so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code. Ameriprise (acting directly or through its Affiliates) shall be responsible for any and all Liabilities (including Liability for funding) and other obligations with respect to the Ameriprise 401(k).

     (b)     TRANSFER OF AXP ISP ASSETS.

             (i) Ameriprise Participants. As soon as reasonably practicable (but not later than thirty (30) days) following the Distribution Date, AXP shall cause the accounts (including any outstanding loan balances and forfeitures, but excluding forfeitures attributable to lost participants) in the AXP ISP attributable to Ameriprise Participants and all of the Assets in the AXP ISP related thereto to be transferred in-kind to the Ameriprise 401(k), and Ameriprise shall cause the Ameriprise 401(k) to accept such transfer of accounts and underlying Assets and, effective as of the date of such transfer, to assume and to fully perform, pay and discharge, all obligations of the AXP ISP relating to the accounts of Ameriprise Participants (to the extent the Assets related to those accounts are actually transferred from the AXP ISP to the Ameriprise 401(k)) as of the Distribution Date. The transfer of Assets shall be conducted in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(1)-1, and Section 208 of ERISA.

             (ii) Delayed Transfer Employees. As soon as reasonably practicable (but not later than thirty (30) days) following a Delayed Transfer Employee's Transfer Date, AXP shall cause the accounts (including any outstanding loan balances) in the AXP ISP attributable to such Delayed Transfer Employee and all of the Assets in the AXP ISP related thereto to be transferred in-kind to the Ameriprise 401(k), and Ameriprise shall cause the Ameriprise 401(k) to accept such transfer of accounts and underlying Assets and, effective as of the date of such transfer, to assume and to fully perform, pay and discharge, all obligations of the AXP ISP relating to the accounts of such Delayed Transfer Employee (to the extent the Assets related to such accounts are actually transferred from the AXP ISP to the Ameriprise 401(k)) as of such Transfer Date. The transfer of Assets shall be conducted in accordance with
Section 414(l) of the Code, Treasury Regulation Section 1.414(l)-1, and Section 208 of ERISA.

     (c) CONTINUATION OF ELECTIONS. As of (i) the Distribution Date with respect to Ameriprise Participants, and (ii) a Delayed Transfer Employee's Transfer Date with respect to the Delayed Transfer Employees, Ameriprise (acting directly or through its Affiliates) shall cause the Ameriprise 401(k) to recognize and maintain all elections, including, but not limited to, deferral, investment and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to Ameriprise Participants or Delayed Transfer Employees, as applicable, under the AXP ISP; PROVIDED, THAT, investment elections relating to the American Express Company Stock Fund under the AXP ISP shall be deemed to apply to the Ameriprise Financial Stock Fund under the Ameriprise 401(k).

     (d) EMPLOYER SECURITIES. AXP and Ameriprise each agrees to ensure that the shares of both Ameriprise Common Stock and AXP Common Stock held in both the AXP ISP and the Ameriprise 401(k) are maintained in compliance with all requirements of applicable Law.

     (e) FORM 5310-A. No later than thirty (30) days prior to (i) the Distribution Date or, (ii) with respect to each Delayed Transfer Employee, the date on which Assets and Liabilities associated with such Delayed Transfer Employee under the AXP ISP transfer to the Ameriprise 401(k) in accordance with
Section 4.1(b)(ii) above, AXP and Ameriprise (each acting directly or through their respective Affiliates) shall, to the extent necessary, file IRS Form 5310-A regarding the transfer of Assets and Liabilities from the AXP ISP to the Ameriprise 401(k) as discussed in this Article IV.

     (f) TERMINATED NON-VESTED EMPLOYEES. Notwithstanding anything herein to the contrary, the Ameriprise 401(k) shall fully restore the unvested portion of the account of any individual who becomes employed by any member of the Ameriprise Group following the Distribution Date and whose employment with the AXP Group (inclusive of Ameriprise) terminated on or before the Distribution Date with a portion of such individual's benefits under the AXP ISP not being vested; PROVIDED, THAT, pursuant to AXP's existing practices and policies, such individual would have been entitled to the restoration of the unvested portion of such individual's AXP ISP account had such individual been rehired by a member of the AXP Group rather than a member of the Ameriprise Group.

     (g) LOST PARTICIPANTS. AXP hereby acknowledges and agrees that it shall cause the AXP ISP to retain responsibility for all Liabilities and fully perform, pay and discharge all obligations, when such obligations become due, relating to benefits attributable to any lost participant in the AXP ISP as of the Distribution Date.

     4.2 CONTRIBUTIONS AS OF THE DISTRIBUTION DATE. All contributions payable to the AXP ISP with respect to employee deferrals, matching contributions and AXP stock contributions for Ameriprise Participants through the Distribution Date and for Delayed Transfer Employees through the date on which such Delayed Transfer Employees cease providing services to a member of the AXP Group, determined in accordance with the terms and provisions of the AXP ISP, ERISA and the Code, shall be paid by AXP to the AXP ISP prior to the date of the Asset transfer described in Sections 4.1(b)(i) and (ii) above.

                                    ARTICLE V

                          U.S. HEALTH AND WELFARE PLANS

     5.1 HEALTH AND WELFARE PLANS MAINTAINED BY THE AMERIPRISE GROUP PRIOR TO THE DISTRIBUTION DATE. Following the Distribution Date, Ameriprise (acting directly or through its Affiliates) shall retain, and AXP shall have no obligation whatsoever with regard to, all obligations and Liabilities under, or with respect to, the health and welfare plans maintained by Ameriprise or any of its Affiliates that are listed on Schedule E attached hereto (the "AMERIPRISE RETAINED WELFARE PLANS").

     5.2 HEALTH AND WELFARE PLANS MAINTAINED BY AXP PRIOR TO THE DISTRIBUTION DATE.

     (a) ESTABLISHMENT OF THE AMERIPRISE WELFARE PLANS. AXP or one or more of its Affiliates maintain each of the health and welfare plans set forth on Schedule F attached hereto (the "AXP WELFARE PLANS") for the benefit of eligible AXP Participants and Ameriprise Participants. Effective as of the Distribution Date, Ameriprise shall, or shall cause an Ameriprise Affiliate to, adopt, for the benefit of eligible Ameriprise Participants, health and welfare plans, the terms of which are substantially comparable, in the aggregate, to the terms of the AXP Welfare Plans as in effect immediately prior to the Distribution Date (collectively, the "AMERIPRISE WELFARE PLANS").

     (b) TERMS OF PARTICIPATION IN AMERIPRISE WELFARE PLANS. Ameriprise (acting directly or through its Affiliates) shall cause all Ameriprise Welfare Plans to (i) waive all limitations as to preexisting conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to Ameriprise Participants and Delayed Transfer Employees, other than limitations that were in effect with respect to (A) Ameriprise Participants as of the Distribution Date and (B) each Delayed Transfer Employee as of such Delayed Transfer Employee's Transfer Date, in each case under the AXP Welfare Plans, (ii) honor any deductible, out-of-pocket maximum, and co-payment incurred by Ameriprise Participants and Delayed Transfer Employees under the AXP Welfare Plans in which they participated immediately prior to the Distribution Date or such Transfer Date, as the case may be, in satisfying any applicable deductible or out-of-pocket requirements under any Ameriprise Welfare Plans during the same plan year in which such deductible, out-of-pocket maximums and co-payments were made, (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to an Ameriprise Participant following the Distribution Date or Delayed Transfer Employee following such Delayed Transfer Employee's Transfer Date, to the extent such Ameriprise Participant or Delayed Transfer Employee, as applicable, had satisfied any similar limitation under the analogous AXP Welfare Plan, and (iv) other than with respect to the Ameriprise Welfare Plan that is comparable to the American Express Vision Care Plan, provide each Ameriprise Participant and Delayed Transfer Employee with new annual and lifetime maximums.

     (c)     RETIREE MEDICAL ELIGIBILITY.

             (i) AXP Retiree Medical Program. Notwithstanding anything herein to the contrary, for so long as it maintains the AXP Retiree Medical Program described in Schedule G attached hereto, as may be amended from time to time, (the "AXP RETIREE MEDICAL PROGRAM"), AXP shall cause the AXP Retiree Medical Program to contain provisions regarding eligibility and service crediting that ensure that Ameriprise Participants and Delayed Transfer Employees who, as of the Distribution Date or Transfer Date, as applicable, were eligible to immediately commence benefits under the AXP Retiree Medical Program under the cost of coverage provisions applicable to retirees of American Express Corporate Headquarters ("CHQ"), American Express Bank Ltd ("AEB"), or American Express Travel Related Services Company,

Inc, ("TRS") (the "CHQ/AEB/TRS RETIREE MEDICAL ELIGIBLE") remain eligible for benefits under the AXP Retiree Medical Program after the Distribution Date or the relevant Transfer Date, as applicable. In addition, AXP shall cause the AXP Retiree Medical Program to contain provisions regarding eligibility and service crediting that ensure that Ameriprise Participants who, during the period commencing on February 1, 2005, and ending immediately prior to the Distribution Date, transferred employment from an AXP Affiliate at which they were CHQ/AEB/TRS Retiree Medical Eligible to an AXP Affiliate at which they were no longer CHQ/AEB/TRS Retiree Medical Eligible, remain eligible for benefits under the AXP Retiree Medical Program after the Distribution Date.

             (ii) Ameriprise Retiree Medical Program. Notwithstanding anything herein to the contrary, for so long as it maintains the retiree medical program established pursuant to Section 5.2(a) above (the "AMERIPRISE RETIREE MEDICAL PROGRAM"), as may be amended from time to time, Ameriprise shall cause the Ameriprise Retiree Medical Program to contain provisions regarding eligibility and service crediting that ensure that: (A) AXP Participants who, as of the Distribution Date, were eligible to immediately commence benefits under the AXP Retiree Medical Program under the cost of coverage provisions applicable to retirees of American Express Financial Corporation (the "AEFC RETIREE MEDICAL ELIGIBLE"); and Ameriprise Employees who become members of the AXP Group prior to the first anniversary of the Distribution Date (or such later date as mutually agreed to by the Parties) who, as of such transfer date were eligible to immediately commence benefits under the Ameriprise Retiree Medical Program are eligible for benefits under the Ameriprise Retiree Medical Program as of the Distribution Date or later transfer date, as applicable. In addition, Ameriprise shall cause the Ameriprise Retiree Medical Program to contain provisions regarding eligibility and service crediting that ensure that AXP Participants who, during the period commencing on February 1, 2005, and ending immediately prior to the Distribution Date, transferred employment from an AXP Affiliate at which they were AEFC Retiree Medical Eligible to an AXP Affiliate at which they were not AEFC Retiree Medical Eligible, are eligible for benefits under the Ameriprise Retiree Medical Program as of the Distribution Date.

     (d) REIMBURSEMENT ACCOUNT PLAN. Effective as of the Distribution Date, Ameriprise (acting directly or through its Affiliates) shall have established a health and dependent care reimbursement account plan (the "AMERIPRISE REIMBURSEMENT ACCOUNT PLAN") with features that are comparable to those contained in the health and dependent care reimbursement account plan maintained by AXP for the benefit of Ameriprise Participants immediately prior to the Distribution Date (the "AXP REIMBURSEMENT ACCOUNT PLAN"). With respect to Ameriprise Participants, effective as of the Effective Time, Ameriprise (acting directly or through its Affiliates) shall assume responsibility for administering all reimbursement claims of Ameriprise Participants with respect to calendar year 2005, whether arising before, on, or after the Distribution Date, under the Ameriprise Reimbursement Account Plan. With respect to each Delayed Transfer Employee, effective as of each such Delayed Transfer Employee's Transfer Date, Ameriprise (acting directly or through its Affiliates) shall assume responsibility for administering all reimbursement claims of such Delayed Transfer Employee with respect to the calendar year in which such Delayed Transfer Employee's Transfer Date occurs, whether arising before, on, or after such Transfer Date, under the Ameriprise Reimbursement Account Plan. With respect to Ameriprise Participants, as soon as practicable but no more than 45 days following the Distribution Date, AXP shall cause to be transferred to Ameriprise an amount in cash equal to (i) the sum of all contributions to the AXP Reimbursement Account Plan made with respect to calendar year 2005 by or on behalf of any Ameriprise Participant prior to the Distribution Date, reduced by (ii) the sum of all claims incurred in calendar year 2005 and paid by the AXP Reimbursement Account Plan with respect to such Ameriprise Participants prior to the Distribution Date. With respect to each Delayed Transfer Employee, as soon as practicable but no more than forty five (45) days following the Delayed Transfer Calculation Date, AXP shall cause to be transferred to Ameriprise an amount in cash equal to
(i) the sum of all contributions to the AXP Reimbursement Account Plan made by or on behalf of such Delayed Transfer Employee prior to his or her Transfer Date with respect to the calendar year in which his or her Transfer Date occurs, reduced by (ii) the sum of all claims incurred by such Delayed Transfer Employee during the calendar year in which such Delayed Transfer Employee's Transfer Date occurs and paid by the AXP Reimbursement Account Plan prior to such Transfer Date.

     (e) CONTINUATION OF ELECTIONS. With respect to Ameriprise Participants, as of the Distribution Date, Ameriprise (acting directly or through its Affiliates) shall cause the Ameriprise Welfare Plans to recognize and maintain all elections and designations (including, without limitation, all coverage and contribution elections and beneficiary designations) made by Ameriprise Participants under, or with respect to, the AXP Welfare Plans and apply such elections and designations under the Ameriprise Welfare Plans for the remainder of the period or periods for which such elections or designations are by their original terms applicable, to the extent such election or designation is available under the corresponding Ameriprise Welfare Plan. With respect to each Delayed Transfer Employee, as of such Delayed Transfer Employee's Transfer Date, Ameriprise (acting directly or through its Affiliates) shall cause the Ameriprise Welfare Plans to recognize and maintain all elections and designations (including, without limitation, all coverage and contribution elections and beneficiary designations) made by such Delayed Transfer Employee under, or with respect to, the AXP Welfare Plans and apply such elections and designations under the Ameriprise Welfare Plans for the remainder of the period or periods for which such elections or designations are by their original terms applicable, to the extent such election or designation is available under the corresponding Ameriprise Welfare Plan.

     (f) COBRA AND HIPAA. Effective as of the Effective Time, Ameriprise (acting directly or through its Affiliates) shall assume, or shall have caused the Ameriprise Welfare Plans to assume, responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to Ameriprise Participants who, as of the day prior to the Distribution Date, were covered under an AXP Welfare Plan pursuant to COBRA. Effective as of a Delayed Transfer Employee's Transfer Date, Ameriprise (acting directly or through its Affiliates) shall assume, or shall have caused the Ameriprise Welfare Plans to assume, responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to such Delayed Transfer Employee to the extent such Delayed Transfer Employee was, as of the day prior to such Delayed Transfer Employee's Transfer Date, covered under an AXP Welfare Plan pursuant to COBRA. AXP (acting directly or through its Affiliates) shall be responsible for administering compliance with the certificate of creditable coverage requirements of HIPAA applicable to the AXP Welfare Plans with respect to Ameriprise Participants and Delayed Transfer Employees. The Parties hereto agree that neither the Distribution nor a Delayed Employee's transfer of employment on such Delayed Transfer

Employee's Transfer Date shall constitute a COBRA qualifying event for any purposes of COBRA.

     (g)     LIABILITIES.

             (i) Insured Benefits. With respect to employee welfare and fringe benefits that are provided through the purchase of insurance, AXP shall cause the AXP Welfare Plans to fully perform, pay and discharge all claims of
(A) Ameriprise Participants that are incurred prior to the Distribution Date and
(B) each Delayed Transfer Employee that are incurred prior to such Delayed Transfer Employee's Transfer Date and Ameriprise shall cause the Ameriprise Welfare Plans to fully perform, pay and discharge all claims of (A) Ameriprise Participants that are incurred on or after the Distribution Date and (B) each Delayed Transfer Employee that are incurred on or after such Delayed Transfer Employee's Transfer Date.

             (ii) Self-Insured Benefits. With respect to employee welfare and fringe benefits that are provided on a self-insured basis, except as otherwise provided herein, Ameriprise (acting directly or through its Affiliates) shall fully perform, pay and discharge, under the Ameriprise Welfare Plans, all claims of (A) Ameriprise Participants from and after the Distribution Date that are incurred on or after the Distribution Date and (B) each Delayed Transfer Employee from and after such Delayed Transfer Employee's Transfer Date that are incurred on or after such Delayed Transfer Employee's Transfer Date. Except as provided otherwise herein, from and after the Distribution Date (or, in the case of a Delayed Transfer Employee, such Delayed Transfer Employee's Transfer Date), Ameriprise shall reimburse AXP for all self-insured vision benefit claims paid by the AXP Welfare Plans or AXP which were (A) claims of Ameriprise Participants incurred but not paid prior to the Distribution Date or
(B) claims of any Delayed Transfer Employees incurred but not paid prior to such Delayed Transfer Employee's Transfer Date. AXP shall submit a monthly written invoice to Ameriprise detailing Ameriprise's Liability for such claims. Ameriprise shall have the right, at its own expense, to audit, or to cause an inspection body selected by Ameriprise and composed of members with appropriate professional qualifications to audit, such invoices in a commercially reasonable manner during normal AXP business hours. Notwithstanding the above, from and after the Distribution Date, Ameriprise (acting directly or through its Affiliates) shall reimburse AXP for its proportionate share of the Liability, as calculated below, with respect to self-insured medical and dental benefits under the AXP Welfare Plans that were incurred prior to the Distribution Date, but submitted to, or paid by, the AXP Welfare Plans or AXP during the twenty-four month period beginning on the Distribution Date (the "PRE-DISTRIBUTION CLAIM PERIOD", and such claims, the "PRE-DISTRIBUTION DATE CLAIMS"). Claims submitted to the AXP Welfare Plans or AXP after the expiration of the Pre-Distribution Claim Period shall be the sole liability of the AXP Welfare Plans and AXP. Ameriprise's proportionate share of the Pre-Distribution Date Claims shall be determined separately on a monthly basis for each of the self-insured medical plan coverage options set forth on Schedule H attached hereto (the "RUN-OUT COVERAGE OPTIONS"), beginning with the month following the Distribution Date, by multiplying the Pre-Distribution Date Claims paid under such Run-Out Coverage Option during the month by the applicable percentage set forth on Schedule H attached hereto with respect to such Run-Out Coverage Option. AXP shall submit a monthly written invoice to Ameriprise detailing Ameriprise's portion of the Pre-Distribution Date Claims. Ameriprise shall have the right, at its own expense, to audit, or to cause an inspection body selected by Ameriprise and composed of members with appropriate professional qualifications to audit, such invoices in a commercially reasonable manner during normal AXP business hours.

             (iii) Retiree Medical. From and after the Distribution Date, Ameriprise (acting directly or through its Affiliates) shall fully perform, pay and discharge all claims of Ameriprise Participants under the Ameriprise Retiree Medical Program that are incurred on or after the Distribution Date and all claims of Delayed Transfer Employees under the Ameriprise Retiree Medical Program that are incurred on or after such Delayed Transfer Employee's Transfer Date. From and after the Distribution Date (or in the case of a Delayed Transfer Employee, such Delayed Transfer Employee's Transfer Date), Ameriprise shall reimburse AXP for all claims paid by the AXP Retiree Medical Plan or AXP which were (A) claims of Ameriprise Participants incurred but not paid prior to the Distribution Date or (B) claims of any Delayed Transfer Employee incurred but not paid prior to such Delayed Transfer Employee's Transfer Date. AXP shall submit a monthly written invoice to Ameriprise detailing Ameriprise's Liability for such claims. Ameriprise shall have the right, at its own expense, to audit, or to cause an inspection body selected by Ameriprise and composed of members with appropriate professional qualifications to audit, such invoices in a commercially reasonable manner during normal AXP business hours.

             (iv) Incurred Claim Definition. For purposes of this Section 5.2(g), a claim or Liability is deemed to be incurred (A) with respect to medical, dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or Liability; (B) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or Liability; (C) with respect to disability benefits, upon the date of an individual's disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or Liability; and (D) with respect to a period of continuous hospitalization, upon the date of admission to the hospital.

             (v) Treatment of Other Liabilities, Recoveries and Adjustments. For purposes of applying the claim Liability provisions of clauses
(ii) and (iii) above: (A) recoveries made by the AXP Welfare Plans or AXP prior to the expiration of the Pre-Distribution Claim Period with respect to claims incurred prior to the Distribution Date or relevant Transfer Date, as applicable, including, but not limited to, subrogation/reimbursement recoveries, claim adjustment recoveries and demutualization proceeds, shall be taken into account as positive claim adjustments; and (B) other non-routine claim Liabilities paid by the AXP Welfare Plans or AXP with respect to claims incurred prior to the Distribution Date or relevant Transfer Date, as applicable, including, but not limited to, Medicare Secondary Payer Liability, shall be taken into account as claim Liabilities.

             (vi) Claim Experience. Notwithstanding the foregoing, Ameriprise (acting directly or through its Affiliates) shall take any action necessary to ensure that any claims experience under the AXP Welfare Plans attributable to Ameriprise Participants and Delayed Transfer Employees shall be allocated to the Ameriprise Welfare Plans.

     5.3 DISPOSITION OF VEBA ASSETS. Following the Distribution Date, AXP and Ameriprise hereby agree to cooperate in good faith to ensure that AXP and the AXP Affiliates shall retain all Voluntary Employee Beneficiary Association Assets and any related trusts, and in no event will any such Assets or such related trusts transfer to Ameriprise or one of its Affiliates.

     5.4 TIME-OFF BENEFITS. Ameriprise shall credit each Ameriprise Participant and Delayed Transfer Employee with the amount of accrued but unused vacation time, sick time and other time-off benefits as such Ameriprise Participant or Delayed Transfer Employee had with the AXP Group as of the Distribution Date, or with respect to Delayed Transfer Employees, the relevant Transfer Date. Notwithstanding the above, Ameriprise shall not be required to credit any Ameriprise Participant or Delayed Transfer Employee with any accrual to the extent that a benefit attributable to such accrual is provided by the AXP Group.

     5.5     KEY EXECUTIVE LIFE INSURANCE.

     (a) AXP SPLIT DOLLAR ARRANGEMENT. AXP shall retain the American Express Company Key Executive Life Insurance Plan As Amended and Restated Effective January 1, 1992 and as subsequently amended (the "AXP KEL"). Ameriprise shall not assume any portion of the AXP KEL or the split-dollar insurance policies held by AXP thereunder. Pursuant to the terms of the AXP KEL, Ameriprise Participants shall be treated thereunder as having terminated employment other than by reason of retirement. The Parties shall agree as to the amount, if any, that AXP shall reimburse Ameriprise out of the proceeds AXP receives as a result of Ameriprise Participants purchasing the split-dollar insurance policies held on their lives or as a result of AXP's disposal of such split-dollar insurance policies.

     (b) AMERIPRISE ARRANGEMENT. Ameriprise shall establish a key executive life insurance program that provides eligible Ameriprise Participants with term life insurance coverage in an amount equal to four times annual base salary, subject to a maximum of $1,500,000. Such term life insurance coverage shall terminate upon an Ameriprise Participant's termination from active employment with the Ameriprise Group, subject to any conversion rights then available under the group policy. In addition to such term life insurance coverage, for eligible Ameriprise Participants who were participants in the AXP KEL prior to April 1, 2003, Ameriprise shall provide a non-qualified deferred compensation benefit (the "AMP KEL CASH BENEFIT"), either through the Ameriprise Financial Deferred Compensation Plan for Key Employees or through another non-qualified arrangement determined by Ameriprise, in an amount equal to the cash value that would have been payable to the Ameriprise Participant under the AXP KEL assuming that: (i) in the case of an Ameriprise Participant who was a participant in the AXP KEL prior to August 1, 2002, (A) the Ameriprise Participant had continued to participate in the AXP KEL through the date of his termination of employment with the Ameriprise Group and (B) premium payments on the split-dollar insurance policy held on the Ameriprise Participant's life under the AXP KEL had continued to be made after August 2002 and through the date of such Ameriprise Participant's termination of employment with the Ameriprise Group; or (ii) in the case of an Ameriprise Participant who became a participant in the AXP KEL after August 2002, (A) a split-dollar insurance policy had been purchased on the life of the Ameriprise Participant under the AXP KEL, (B) the Ameriprise Participant had continued to participate in the AXP KEL through the date of his termination of employment with the Ameriprise Group, and (C) premium payments on such hypothetical policy had been made through the date of his termination of employment with the Ameriprise Group. The amount and terms of payment of the AMP KEL Cash Benefit shall be determined by Ameriprise in its sole discretion and may be reduced by Ameriprise to reflect any compensation paid by Ameriprise to reimburse an Ameriprise Participant who elects to purchase from AXP the split-dollar insurance policy held on his life under the AXP KEL.

                                   ARTICLE VI

                          SUPPLEMENTAL RETIREMENT PLAN

     6.1     AMERICAN EXPRESS SUPPLEMENTAL RETIREMENT PLAN

     (a) ESTABLISHMENT OF AMERIPRISE SRP. Effective as of the Distribution Date, Ameriprise shall, or shall cause one of its Affiliates to, establish a non-qualified deferred compensation plan to benefit Ameriprise Participants who have accrued, or were eligible to accrue, benefits under the AXP SRP (the "AMERIPRISE SRP") immediately prior to the Distribution Date. Effective as of the Effective Time, Ameriprise hereby agrees to cause the Ameriprise SRP to assume responsibility for all Liabilities and fully perform, pay and discharge all obligations, when such obligations become due, of the AXP SRP with respect to all Ameriprise Participants therein. With respect to each Delayed Transfer Employee who participated in the AXP SRP, effective as of such Delayed Transfer Employee's Transfer Date, Ameriprise shall cause the Ameriprise SRP to assume, and to fully perform, pay and discharge, all Liabilities and obligations of the AXP SRP with respect to such Delayed Transfer Employee. Ameriprise (acting directly or through its Affiliates) shall be responsible for any and all Liabilities (including Liability for funding) and other obligations with respect to the Ameriprise SRP.

     (b) CONTINUATION OF ELECTIONS. As of the Distribution Date, Ameriprise (acting directly or through an Affiliate) shall cause the Ameriprise SRP to recognize and maintain all elections (including deferral, distribution and investment elections) and beneficiary designations with respect to Ameriprise Participants under the AXP SRP. With respect to each Delayed Transfer Employee who participated in the AXP SRP, effective as of such Delayed Transfer Employee's Transfer Date, Ameriprise (acting directly or through an Affiliate) shall cause the Ameriprise SRP to recognize and maintain all elections (including deferral, distribution and investment elections) and beneficiary designations with respect to such Delayed Transfer Employee.

                                   ARTICLE VII

                           LONG-TERM INCENTIVE AWARDS

     7.1 LONG-TERM INCENTIVE AWARDS. This Article VII sets forth obligations and agreements between the Parties with respect to the treatment of outstanding long-term incentive awards held by Ameriprise Participants under the AXP Stock Plans.

     7.2     TREATMENT OF OUTSTANDING AXP OPTIONS HELD BY AMERIPRISE EMPLOYEES.

     (a) PARTICIPATING COMPANY. Notwithstanding anything in this Agreement to the contrary (including, without limitation, Section 2.2 hereof), neither Ameriprise nor any member of the Ameriprise Group that is a "participating company" (as such term is used in the AXP Stock Plans) in the AXP Stock Plans immediately prior to the Distribution Date shall cease to be a "participating company" in the AXP Stock Plans as a result of the Distribution with respect to outstanding awards held by Ameriprise Participants thereunder. Furthermore, Ameriprise and any such member of the Ameriprise Group that is a "participating company" in the AXP Stock Plans immediately prior to the Distribution Date will continue to be a "participating company" in the AXP Stock Plans until such time as no AXP Option, share of AXP Restricted Stock or AXP LOI (including, without limitation, a Remaining AXP Option, Delayed Transfer AXP Option, share of Remaining AXP Restricted Stock, share of Delayed Transfer AXP Restricted Stock, Remaining AXP LOI and Delayed Transfer AXP LOI) held by an Ameriprise Participant remains outstanding or until such earlier time as may be mutually agreed to by the AXP Committee and the board of directors or other governing body of Ameriprise or such member of the Ameriprise Group.

     (b) VESTED AXP OPTIONS. Each option to purchase shares of AXP Common Stock (each, an "AXP OPTION") outstanding under the AXP Stock Plans and held by an Ameriprise Participant as of the Distribution Date that is or would have become vested or exercisable, in accordance with its terms, by December 31, 2005 (the "MEASUREMENT DATE") (i) had such Ameriprise Participant remained employed by AXP or its Affiliates until the Measurement Date or (ii) in accordance with the applicable retirement practices and policies of AXP had the Ameriprise Participant holding such AXP Option retired immediately prior to the Measurement Date, in each case assuming the Distribution had not occurred, shall remain an option on AXP Common Stock issued under the AXP Stock Plans (each such option, a "REMAINING AXP OPTION"). Each Remaining AXP Option shall be subject to the same terms and conditions after the Distribution as the terms and conditions applicable to the corresponding AXP Option immediately prior to the Distribution, it being understood that by reason of Ameriprise and members of the Ameriprise Group each continuing to be a "participating company" in the AXP Stock Plans, the employment of an Ameriprise Participant who holds Remaining AXP Options shall not be considered terminated for purposes of the AXP Stock Plans as a result of the Distribution and such employment shall only be considered to terminate for purposes of the AXP Stock Plans when the employment of such Ameriprise Participant with the Ameriprise Group terminates. The exercise price and number of shares subject to each Remaining AXP Option shall be adjusted in accordance with Section 424 of the Code. As a result, (i) the number of shares of AXP Common Stock subject to such Remaining AXP Option shall be equal to the product of (x) the number of shares of AXP Common Stock subject to the corresponding AXP Option immediately prior to the Distribution Date and (y) the AXP Share Ratio, with fractional shares rounded down to the nearest whole share and (ii) the per-share exercise price of such Remaining AXP Option shall be equal to the product of (x) the per-share exercise price of the corresponding AXP Option immediately prior to the Distribution Date and (y) the AXP Price Ratio, rounded up to the nearest whole cent.

     (c) UNVESTED AXP OPTIONS. Each AXP Option outstanding under the AXP Stock Plans and held by an Ameriprise Participant as of the Distribution Date that would not be vested or treated as vested as of the Measurement Date, as determined in accordance with Section 7.2(b) above (each such AXP Option, an "UNVESTED AXP OPTION"), shall be substituted with an option to purchase shares of Ameriprise Common Stock (each such option, an "AMERIPRISE OPTION") issued under the Ameriprise Stock Plan and subject to terms and conditions after the Distribution that are substantially similar to the terms and conditions applicable to the corresponding Unvested AXP Option immediately prior to the Distribution. The exercise price and number of shares subject to such Ameriprise Option shall be determined in accordance with Section 424 of the Code. As a result, (i) the number of shares of Ameriprise Common Stock subject to each such Ameriprise Option shall be equal to the product of (x) the number of shares of AXP Common Stock subject to the corresponding Unvested AXP Option immediately prior to the Distribution Date and (y) the Ameriprise Share Ratio, with fractional shares rounded to the nearest whole share and (ii) the per-share exercise price of each such Ameriprise Option shall be equal to the product of (x) the per-share exercise price of the corresponding Unvested AXP Option immediately prior to the Distribution Date and (y) the Ameriprise Price Ratio, rounded up to the nearest whole cent.

     (d)     SERIAL SEVERANCE EMPLOYEES. Notwithstanding anything in this
Section 7.2 to the contrary, all outstanding AXP Options held by Serial Severance Employees under the AXP Stock Plans as of the Distribution Date, regardless of whether or not vested as of the Distribution Date, shall be treated as Remaining AXP Options in accordance with Section 7.2(b) above.

     (e)     DELAYED TRANSFER EMPLOYEES.

             (i) Each AXP Option outstanding under the AXP Stock Plans and held by a Delayed Transfer Employee as of such Delayed Transfer Employee's Transfer Date that (A) vested on or prior to the Measurement Date or, in the event such Delayed Transfer Employee's Transfer Date occurs prior to the Measurement Date, would have become vested or exercisable, in accordance with its terms, by the Measurement Date had such Delayed Transfer Employee remained employed by AXP or its Affiliates until the Measurement Date or (B) that would have vested in accordance with the applicable retirement practices and policies of AXP had the Delayed Transfer Employee retired immediately prior to the Measurement Date, shall remain an option on AXP Common Stock issued under the AXP Stock Plans (each such option, a "DELAYED TRANSFER AXP OPTION"). Each Delayed Transfer AXP Option held by a Delayed Transfer Employee shall be subject to the same terms and conditions after such Delayed Transfer Employee's Transfer Date as the terms and conditions applicable to the corresponding AXP Option immediately prior to such Delayed Transfer Employee's Transfer Date, it being understood that by reason of Ameriprise and members of the Ameriprise Group each continuing to be a "participating company" in the AXP Stock Plans, the employment of a Delayed Transfer Employee who holds Delayed Transfer AXP Options shall not be considered terminated for purposes of the AXP Stock Plans as a result of such Delayed Transfer Employee's transfer to the AMP Group in connection with the Distribution and such employment shall only be considered to terminate for purposes of the AXP Stock Plans when the employment of such Delayed Transfer Employee with the Ameriprise Group terminates.

             (ii) Each AXP Option outstanding under the AXP Stock Plans and held by a Delayed Transfer Employee as of such Delayed Transfer Employee's Transfer Date that was not vested or treated as vested as of the Measurement Date, as determined in accordance with Section 7.2(e)(i) above, shall be substituted with an option to purchase shares of Ameriprise Common Stock (each such option, a "DELAYED TRANSFER AMERIPRISE OPTION") issued under the Ameriprise Stock Plan and subject to terms and conditions after such Delayed Transfer Employee's Transfer Date that are substantially similar to the terms and conditions applicable to the corresponding AXP Option immediately prior to such Delayed Transfer Employee's Transfer Date. The exercise price and number of shares subject to such Delayed Transfer Ameriprise Option shall be determined in accordance with
Section 424 of the Code. As a result, (i) the number of shares of Ameriprise Common Stock subject to each such Delayed Transfer Ameriprise Option shall be equal to the product of (x) the number of shares of AXP Common Stock subject to the corresponding AXP Option immediately prior to such Delayed Transfer Employee's Transfer Date and (y) the Delayed Share Ratio, with fractional shares rounded to the nearest whole share and (ii) the per-share exercise price of each such Delayed Transfer Ameriprise Option shall be equal to the product of (x) the per-share exercise price of the corresponding AXP Option immediately prior to such Delayed Transfer Employee's Transfer Date and (y) the Delayed Price Ratio, rounded up to the nearest whole cent.

     (f) RESTRICTION ON EXERCISABILITY OF OPTIONS. The Parties acknowledge and agree that blackout periods may be implemented with respect to the Remaining AXP Options and Ameriprise Options for administrative reasons in accordance with the terms of the AXP Stock Plans or the Ameriprise Stock Plan, as applicable.

     7.3     TREATMENT OF OUTSTANDING AXP RESTRICTED STOCK.

     (a) AXP RESTRICTED STOCK VESTING BY THE MEASUREMENT DATE. Each restricted share of AXP Common Stock ("AXP RESTRICTED STOCK") outstanding under the AXP Stock Plans and held by an Ameriprise Participant as of the Distribution Date that would have become vested, in accordance with its terms, by the Measurement Date (i) had such Ameriprise Participant remained employed by AXP or its Affiliates until the Measurement Date or (ii) in accordance with the applicable retirement practices and policies of AXP had the Ameriprise Participant holding such AXP Restricted Stock retired immediately prior to the Measurement Date, in each case assuming the Distribution had not occurred, shall remain a share of AXP Restricted Stock issued under the AXP Stock Plans (each such share of AXP Restricted Stock, "REMAINING AXP RESTRICTED STOCK"). Each share of Remaining AXP Restricted Stock shall be subject to the same terms and conditions after the Distribution as the terms and conditions applicable to the corresponding share of AXP Restricted Stock immediately prior to the Distribution, it being understood that by reason of Ameriprise and members of the Ameriprise Group each continuing to be a "participating company" in the AXP Stock Plans, the employment of an Ameriprise Participant who holds such shares of Remaining AXP Restricted Stock shall not be considered to have terminated for purposes of the AXP Stock Plans as a result of the Distribution and such employment shall only be considered to terminate for purposes of the AXP Stock Plans when the employment of such Ameriprise Participant with the Ameriprise Group terminates. The number of shares of Remaining AXP Restricted Stock held by an Ameriprise Participant shall be adjusted in a manner so that the number of shares of Remaining AXP Restricted Stock held by an Ameriprise Participant immediately following the Distribution Date will equal the product of (x) the number of shares of corresponding AXP Restricted Stock held by such Ameriprise Participant immediately prior to the Distribution Date and (y) the AXP Share Ratio, with fractional shares rounded to the nearest whole share.

     (b) UNVESTED AXP RESTRICTED STOCK. Except as otherwise expressly provided in any written agreement entered into between AXP and any Ameriprise Participant and provided to Ameriprise, each share of AXP Restricted Stock outstanding under the AXP Stock Plans held by

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

an Ameriprise Employee as of the Distribution Date that would not be vested or treated as vested as of the Measurement Date, as determined in accordance with
Section 7.3(a) above, shall be substituted with restricted shares of Ameriprise Common Stock ("AMERIPRISE RESTRICTED STOCK") issued under the Ameriprise Stock Plan and subject to terms and conditions after the Distribution that are substantially similar to the terms and conditions applicable to the corresponding shares of AXP Restricted Stock immediately prior to the Distribution. The number of shares of Ameriprise Restricted Stock to which an Ameriprise Participant is entitled pursuant to this Section 7.3(b) will equal the product of (x) the number of shares of corresponding AXP Restricted Stock held by such Ameriprise Participant immediately prior to the Distribution Date and (y) the Ameriprise Share Ratio, with fractional shares rounded to the nearest whole share.

     (c)     SERIAL SEVERANCE EMPLOYEES. Notwithstanding anything in this
Section 7.3 to the contrary, all outstanding shares of AXP Restricted Stock held by Serial Severance Employees under the AXP Stock Plans as of the Distribution Date, regardless of when such AXP Restricted Shares would otherwise vest, shall be treated as Remaining AXP Restricted Stock in accordance with Section 7.3(a) above.

     (d)     DELAYED TRANSFER EMPLOYEES.

             (i) Each share of AXP Restricted Stock outstanding under the AXP Stock Plans and held by a Delayed Transfer Employee as of such Delayed Transfer Employee's Transfer Date that would have become vested (A) in accordance with the applicable retirement practices and policies of AXP had the Delayed Transfer Employee retired immediately prior to the Measurement Date or
(B) in the event such Delayed Transfer Employee's Transfer Date occurs prior to the Measurement Date, would have become vested, in accordance with its terms, by the Measurement Date had such Delayed Transfer Employee remained employed by AXP or its Affiliates until the Measurement Date, shall remain a share of AXP Restricted Stock issued under the AXP Stock Plans (each such share of AXP Restricted Stock, "DELAYED TRANSFER AXP RESTRICTED STOCK"). Each share of Delayed Transfer AXP Restricted Stock shall be subject to the same terms and conditions after a Delayed Transfer Employee's Transfer Date as the terms and conditions applicable to the corresponding share of AXP Restricted Stock immediately prior to such Delayed Transfer Employee's Transfer Date, it being understood that by reason of Ameriprise and members of the Ameriprise Group each continuing to be a "participating company" in the AXP Stock Plans, the employment of a Delayed Transfer Employee who holds shares of Delayed Transfer AXP Restricted Stock shall not be considered terminated for purposes of the AXP Stock Plans as a result of such Delayed Transfer Employee's transfer to the AMP Group in connection with the Distribution and such employment shall only be considered to terminate for purposes of the AXP Stock Plans when the employment of such Delayed Transfer Employee with the Ameriprise Group terminates.

             (ii) Each share of AXP Restricted Stock outstanding under the AXP Stock Plans held by a Delayed Transfer Employee as of such Delayed Transfer Employee's Transfer Date that would not be treated as vested in accordance with
Section 7.3(d)(i) above, shall be substituted with restricted shares of Ameriprise Common Stock ("DELAYED TRANSFER AMERIPRISE RESTRICTED STOCK") issued under the Ameriprise Stock Plan and subject to terms and conditions after such Delayed Transfer Employee's Transfer Date that are substantially similar to the terms and conditions applicable to the corresponding shares of AXP Restricted Stock immediately

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

prior to such Delayed Transfer Employee's Transfer Date. The number of shares of Delayed Transfer Ameriprise Restricted Stock to which a Delayed Transfer Employee is entitled pursuant to this Section 7.3(d)(ii) will equal the product of (x) the number of shares of corresponding AXP Restricted Stock held by such Delayed Transfer Employee immediately prior to such Delayed Transfer Employee's Transfer Date and (y) the Delayed Share Ratio, with fractional shares rounded to the nearest whole share.

     7.4     TREATMENT OF OUTSTANDING LETTERS OF INTENT.

     (a) AXP LOIS VESTING BY THE MEASUREMENT DATE. Each letter of intent evidencing a promise to deliver shares of AXP Common Stock in the future (each, an "AXP LOI") outstanding under the AXP Stock Plans and held by an Ameriprise Participant as of the Distribution Date that would have become vested, in accordance with its terms, by the Measurement Date (i) had such Ameriprise Participant remained employed by AXP or its Affiliates until the Measurement Date or (ii) in accordance with the applicable retirement practices and policies of AXP had the Ameriprise Participant holding such AXP LOI retired immediately prior to the Measurement Date, in each case assuming the Distribution had not occurred, shall remain an AXP LOI issued under the AXP Stock Plans (each such AXP LOI, a "REMAINING AXP LOI"). Each Remaining AXP LOI shall be subject to the same terms and conditions after the Distribution as the terms and conditions applicable to the corresponding AXP LOI immediately prior to the Distribution, it being understood that by reason of Ameriprise and members of the Ameriprise Group each continuing to be a "participating company" in the AXP Stock Plans, the employment of an Ameriprise Participant who holds Remaining AXP LOIs shall not be considered to have terminated for purposes of the AXP Stock Plans as a result of the Distribution and such employment shall only be considered to terminate for purposes of the AXP Stock Plans when the employment of such Ameriprise Participant with the Ameriprise Group terminates. The number of shares of AXP Common Stock to which a Remaining AXP LOI held by an Ameriprise Participant relates shall be adjusted to equal the product of (x) the number of shares of AXP Common Stock to which the corresponding AXP LOI relates immediately prior to the Distribution Date and (y) the AXP Share Ratio, with fractional shares rounded to the nearest whole share.

     (b) UNVESTED AXP LOIS. Except as otherwise expressly provided in any written agreement entered into between AXP and any Ameriprise Participant and provided to Ameriprise, each AXP LOI outstanding under the AXP Stock Plans held by an Ameriprise Employee as of the Distribution Date that would not be vested or treated as vested as of the Measurement Date, as determined in accordance with Section 7.4(a) above, shall be substituted with a letter of intent evidencing a promise to deliver shares of Ameriprise Common Stock (each, an "AMERIPRISE LOI") issued under the Ameriprise Stock Plan and subject to terms and conditions after the Distribution that are substantially similar to the terms and conditions applicable to the corresponding AXP LOI immediately prior to the Distribution. The number of shares of Ameriprise Common Stock to which an Ameriprise LOI relates will equal the product of (x) the number of shares of AXP Common Stock to which the corresponding AXP LOI relates immediately prior to the Distribution Date and (y) the Ameriprise Share Ratio, with fractional shares rounded to the nearest whole share.

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

     (c)     SERIAL SEVERANCE EMPLOYEES. Notwithstanding anything in this
Section 7.4 to the contrary, all outstanding AXP LOIs held by Serial Severance Employees under the AXP Stock Plans as of the Distribution Date, regardless of when such AXP LOIs would otherwise vest, shall be treated as Remaining AXP LOIs in accordance with Section 7.4(a) above.

     (d)     DELAYED TRANSFER EMPLOYEES.

             (i) Each AXP LOI outstanding under the AXP Stock Plans and held by a Delayed Transfer Employee as of such Delayed Transfer Employee's Transfer Date that would have become vested (A) in accordance with the applicable retirement practices and policies of AXP had the Delayed Transfer Employee retired immediately prior to the Measurement Date or (B) in the event such Delayed Transfer Employee's Transfer Date occurs prior to the Measurement Date, would have become vested, in accordance with its terms, by the Measurement Date had such Delayed Transfer Employee remained employed by AXP or its Affiliates until the Measurement Date, shall remain an AXP LOI issued under the AXP Stock Plans (each such AXP LOI, a "DELAYED TRANSFER AXP LOI"). Each Delayed Transfer AXP LOI shall be subject to the same terms and conditions after a Delayed Transfer Employee's Transfer Date as the terms and conditions applicable to the corresponding AXP LOI immediately prior to such Delayed Transfer Employee's Transfer Date, it being understood that by reason of Ameriprise and members of the Ameriprise Group each continuing to be a "participating company" in the AXP Stock Plans, the employment of a Delayed Transfer Employee who holds any Delayed Transfer AXP LOIs shall not be considered terminated for purposes of the AXP Stock Plans as a result of such Delayed Transfer Employee's transfer to the AMP Group in connection with the Distribution and such employment shall only be considered to terminate for purposes of the AXP Stock Plans when the employment of such Delayed Transfer Employee with the Ameriprise Group terminates.

             (ii) Each AXP LOI outstanding under the AXP Stock Plans held by a Delayed Transfer Employee as of such Delayed Transfer Employee's Transfer Date that would not be treated as vested, as determined in accordance with Section 7.4(d)(i) above, shall be substituted with a letter of intent evidencing a promise to deliver shares of Ameriprise Common Stock (each, a "DELAYED TRANSFER AMERIPRISE LOI") issued under the Ameriprise Stock Plan and subject to terms and conditions after such Delayed Transfer Employee's Transfer Date that are substantially similar to the terms and conditions applicable to the corresponding AXP LOI immediately prior to such Delayed Transfer Employee's Transfer Date. The number of shares of Ameriprise Common Stock to which such a Delayed Transfer Ameriprise LOI relates will equal the product of (x) the number of shares of AXP Common Stock to which the corresponding AXP LOI relates immediately prior to such Delayed Transfer Employee's Transfer Date and (y) the Delayed Share Ratio, with fractional shares rounded to the nearest whole share.

     7.5     TREATMENT OF OUTSTANDING PORTFOLIO GRANTS.

     (a) ASSUMPTION OF LIABILITY. Effective as of the Effective Time, Ameriprise shall assume responsibility for all Liabilities and fully perform, pay and discharge all obligations, when such obligations become due, relating to the Outstanding PG Awards held, as of the Distribution Date, by Ameriprise Participants (such assumed Outstanding PG Awards, the "AMERIPRISE PG AWARDS").

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

     (b) TERMS AND CONDITIONS. Ameriprise PG Awards shall be issued pursuant to the Ameriprise Stock Plan. Except with respect to performance goals and targets, Ameriprise PG Awards shall be subject to terms and conditions after the Distribution that are substantially similar to the terms and conditions applicable to the corresponding Outstanding PG Awards immediately prior to the Distribution. With respect to the performance goals and targets relating to each of the Ameriprise PG Awards, such performance goals and targets shall be adjusted by Ameriprise, in its sole discretion, in accordance with their terms (including, without limitation, the terms of the Ameriprise Stock Plan and any related award agreement).

     7.6 DETRIMENTAL CONDUCT PROVISIONS. Ameriprise hereby acknowledges that any Detrimental Conduct Provisions applicable to the Remaining AXP Options, Remaining AXP Restricted Stock, or Remaining AXP LOIs held by Ameriprise Participants and any Detrimental Conduct Provisions applicable to Delayed Transfer AXP Options, Delayed Transfer AXP Restricted Stock or Delayed Transfer AXP LOIs held by Delayed Transfer Employees shall continue in full force and effect following the Distribution. In addition, Ameriprise agrees to use reasonable commercial efforts to provide AXP with any Information reasonably requested by AXP in connection with the enforcement of such Detrimental Conduct Provisions. Furthermore, the Parties acknowledge that with respect to any Ameriprise Participant who holds Remaining AXP Options, Remaining AXP Restricted Stock, or Remaining AXP LOIs and any Delayed Transfer Employee who holds Delayed Transfer AXP Options, Delayed Transfer AXP Restricted Stock or Delayed Transfer AXP LOIs, AXP will waive any violation of the Detrimental Conduct Provisions applicable to such awards that would otherwise be caused by the employment, in and of itself, of such holder with Ameriprise or any member of the Ameriprise Group.

     7.7 SEC REGISTRATION. The Parties mutually agree to use commercially reasonable efforts to maintain effective registration statements with the SEC with respect to the long-term incentive awards described in this Article VII, to the extent any such registration statement is required by applicable Law.

     7.8 SAVINGS CLAUSE. The Parties hereby acknowledge that the provisions of this Article VII are intended to achieve certain tax, legal and accounting objectives and, in the event such objectives are not achieved, the Parties agree to negotiate in good faith regarding such other actions that may be necessary or appropriate to achieve such objectives.

                                  ARTICLE VIII

                   ADDITIONAL COMPENSATION MATTERS; SEVERANCE

     8.1     ANNUAL INCENTIVE AWARDS.

     (a) AMERIPRISE ASSUMPTION OF ANNUAL INCENTIVE LIABILITY. Effective as of the Effective Time, Ameriprise shall assume or retain, as applicable, responsibility for all Liabilities and fully perform, pay and discharge all obligations, when such obligations become due, relating to any annual incentive awards that any Ameriprise Participant is eligible to receive with respect to calendar year 2005 and, effective as of the Effective Time, AXP shall have no obligation with respect to any such annual incentive award.

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

     (b) AXP ASSUMPTION OF ANNUAL INCENTIVE LIABILITY. Effective as of the Effective Time, AXP shall assume or retain, as applicable, responsibility for all Liabilities and fully perform, pay and discharge all obligations relating to any annual incentive awards that any AXP Participant is eligible to receive with respect to calendar year 2005 and, effective as of the Effective Time, Ameriprise shall have no obligation with respect thereto.

     8.2     DEFERRED COMPENSATION.

     (a) OUTSTANDING DEFERRED COMPENSATION LIABILITIES. Effective as of the Effective Time, Ameriprise shall assume or retain, as applicable, responsibility for all Liabilities and fully perform, pay and discharge all obligations, when such obligations become due, relating to the deferred compensation accounts of Ameriprise Participants under the AXP Deferred Compensation Plans as of the Distribution Date. Such deferred compensation accounts shall be subject to terms and conditions that are substantially similar to the terms and conditions of the AXP Deferred Compensation Plans as in effect immediately prior to the Distribution Date, it being understood that the crediting rates applicable to each such deferred compensation account shall be determined in accordance with the terms and conditions of the applicable Ameriprise Deferred Compensation Plan and the principles set forth on Schedule I attached hereto. Notwithstanding anything in this Section 8.2(a) to the contrary, with respect to those Ameriprise Participants who, as of the Distribution Date, could have elected to retire in accordance with the applicable retirement practices and policies of AXP and who previously were employed by CHQ, AEB or TRS (the "AXP DC PARTICIPANTS"), AXP shall retain all Liabilities (including future interest accruals) and fully perform, pay and discharge all obligations related to that portion of the deferred compensation accounts of the AXP DC Participants under the AXP Deferred Compensation Plans that was deferred by each AXP DC Participant while employed by CHQ, AEB or TRS (the "AXP DC PARTICIPANT ACCOUNTS"). Following the Distribution, the AXP DC Participant Accounts shall continue to be subject to the terms and conditions of the AXP Deferred Compensation Plans, as in effect from time to time, it being understood that the employment of an AXP DC Participant shall not be considered to have terminated as a result of the Distribution, and such employment shall only be considered to terminate for purposes of the AXP Deferred Compensation Plans when the employment of such AXP DC Participant with the Ameriprise Group terminates in accordance with the terms of the Ameriprise Deferred Compensation Plan. Ameriprise shall retain all Liabilities (including future interest accruals) and fully perform, pay and discharge all obligations related to that portion of the deferred compensation accounts of the AXP DC Participants under the AXP Deferred Compensation Plans that was deferred by each AXP DC Participant while employed by the Ameriprise Group.

     (b) CONTINUING ELECTIONS. All elections by Ameriprise Participants with respect to outstanding deferred compensation account balances retained or assumed by Ameriprise in accordance with this Section 8.2 that were controlling under the terms of the applicable AXP Deferred Compensation Plan prior to the Distribution shall continue in effect with respect to such account balances until a new election that by its terms supersedes such original election is made by such Ameriprise Participant in accordance with applicable Law and the terms and conditions applicable to such account balances.

     (c) 2005 TERMINATION ELECTION. In accordance with Q&A 20 of Internal Revenue Service Notice 2005-1, Ameriprise intends to offer all Ameriprise Participants who have

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

outstanding deferred compensation account balances under any of the AXP Deferred Compensation Plans that are to be retained or assumed by Ameriprise in accordance with this Section 8.2 the right to irrevocably elect to terminate participation in such plans and to receive all such outstanding deferred compensation account balances in a lump sum cash payment to be made by Ameriprise as soon as reasonably practicable after such Ameriprise Participant properly files such election with Ameriprise, but in no event later than December 31, 2005.

     8.3 AMERIPRISE KEY EMPLOYEE RETENTION AWARDS. Ameriprise hereby acknowledges and agrees that it shall have full responsibility with respect to any Liabilities and the payment or performance of any obligations arising out of or relating to the arrangements listed on Schedule J attached hereto.

     8.4     SEVERANCE PLANS.

     (a) ESTABLISHMENT OF AMERIPRISE SEVERANCE PLANS. Effective as of the Distribution Date, Ameriprise shall take all steps necessary to establish (i) the Ameriprise Financial Senior Executive Severance Plan for those Ameriprise Employees who, immediately prior to the Distribution Date, were eligible to participate in the American Express Senior Executive Severance Plan and (ii) the Ameriprise Financial Severance Pay Plan for all Ameriprise Employees who, immediately prior to the Distribution Date, were eligible to participate in the American Express Severance Pay Plan (the Ameriprise Senior Executive Severance Plan and the Ameriprise Severance Pay Plan referred to herein collectively as the "AMERIPRISE SEVERANCE PLANS").

     (b) ASSUMPTION OF SEVERANCE LIABILITIES. Effective as of the Effective Time, Ameriprise shall assume or retain, as applicable, responsibility for all Liabilities and fully perform, pay and discharge all obligations, when such obligations become due, relating to any severance benefit to which an Ameriprise Participant is entitled under an AXP Severance Plan as of the Distribution Date.

     (c) SEVERANCE BENEFITS. With respect to any Ameriprise Participant or Delayed Transfer Employee who becomes eligible to receive severance benefits pursuant to an Ameriprise Severance Plan during the period commencing on the Close of the Distribution Date and ending on the first anniversary of the Distribution Date, the applicable Ameriprise Severance Plan shall provide to such Ameriprise Participant an amount of severance benefit that is not less than the number of weeks of pay that such Ameriprise Participant would have received under the corresponding AXP Severance Plan as in effect immediately prior to the Distribution Date.

     (d) EFFECT OF THE SEPARATION ON SEVERANCE. AXP and Ameriprise acknowledge and agree that the transactions contemplated by the Separation and Distribution Agreement will not constitute a termination of employment of any Ameriprise Participant for purposes of any policy, plan, program or agreement of AXP or Ameriprise or any member of the AXP Group or Ameriprise Group that provides for the payment of severance, separation pay, salary continuation or similar benefits in the event of a termination of employment.

     8.5     WORKERS' COMPENSATION LIABILITIES.

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

     (a) PRE-DISTRIBUTION DATE CLAIMS. Except as set forth below, all workers' compensation Liabilities relating to, arising out of, or resulting from any claim by an Ameriprise Employee or Former Ameriprise Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, before the Effective Time shall be retained by Ameriprise. Notwithstanding the foregoing, Ameriprise shall not assume or retain any workers' compensation Liability relating to, arising out of, or resulting from any claim by an Ameriprise Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, while such Ameriprise Employee was employed by any member of the AXP Group (such a claim, an "AXP RETAINED CLAIM"). All workers' compensation Liabilities relating to, arising out of, or resulting from (i) any AXP Retained Claim or
(ii) any claim by an AXP Employee or Former AXP Employee that results from an accident, incident, or event occurring, or from an occupational disease which becomes manifest before the Effective Time shall be retained by AXP.

     (b) POST-DISTRIBUTION DATE CLAIMS. All workers' compensation Liabilities relating to, arising out of, or resulting from any claim by an Ameriprise Employee or Former Ameriprise Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, on or after the Effective Time shall be retained by Ameriprise. All workers' compensation Liabilities relating to, arising out of, or resulting from any claim by an AXP Employee or Former AXP Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, on or after the Effective Time shall be retained by AXP.

     (c) DELAYED TRANSFER EMPLOYEES. All workers' compensation Liabilities relating to, arising out of, or resulting from any claim by an Ameriprise Delayed Transfer Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, before such Ameriprise Delayed Transfer Employee's Transfer Date shall be assumed or retained, as applicable, by Ameriprise. All workers' compensation Liabilities relating to, arising out of, or resulting from any claim by an AXP Delayed Transfer Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, before such AXP Delayed Transfer Employee's Transfer Date shall be assumed or retained, as applicable, by AXP. All workers' compensation Liabilities relating to, arising out of, or resulting from any claim by a Delayed Transfer Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, on or after such Delayed Transfer Employee's Transfer Date shall be retained or assumed, as applicable, by Ameriprise. For purposes of this
Section 8.5(c), (i) "Ameriprise Delayed Transfer Employee" means any Delayed Transfer Employee who, prior to such Delayed Transfer Employee's Transfer Date, devotes a majority of his or her time to performing services for Ameriprise, and
(ii) "AXP Delayed Transfer Employee" means any Delayed Transfer Employee who, prior to such Delayed Transfer Employee's Transfer Date, devotes a majority of his or her time to performing services for AXP, in each case as determined in good faith by the Parties.

     (d) GENERAL. For purposes of this Section 8.5, a compensable injury shall be deemed to be sustained upon the occurrence of the event giving rise to eligibility for workers' compensation benefits or an occupation disease becomes manifest, as the case may be. AXP and Ameriprise shall cooperate in good faith with respect to the notification to appropriate governmental agencies of the Distribution and the issuance of new, or the transfer of existing, workers' compensation insurance policies and claims handling contracts.

     8.6 SECTION 162(m). Notwithstanding anything in this Agreement to the contrary (including, without limitation, the treatment of outstanding long-term incentive awards and annual incentive awards as described herein), the Parties agree to negotiate in good faith regarding any alternative treatment of any outstanding long-term incentive award, annual incentive award or other compensation to which any Ameriprise Participant who is a "covered employee" of Ameriprise (within the meaning of Section 162(m) of the Code) may be entitled to ensure that the payment of such long-term incentive award, annual incentive award or other compensation is deductible by the Party responsible for the payment thereof or otherwise entitled to the deduction related thereto.

                                   ARTICLE IX

                                UK PENSION ISSUES

     9.1     UK PENSION ASSET TRANSFER.

     (a) ESTABLISHMENT OF AMERIPRISE UK RETIREMENT PLAN. Effective as of the Distribution Date, Ameriprise shall, or shall cause one or more members of the Ameriprise Group to, establish an occupational defined benefit pension plan to provide retirement benefits to Ameriprise Participants who immediately prior to the Distribution Date were participants in, or entitled to present or future benefits (whether or not vested) under, the AXP UK Plan (such defined benefit pension plan, the "AMERIPRISE UK RETIREMENT PLAN" and such Ameriprise Participants, the "AMERIPRISE UK PLAN PARTICIPANTS"). For the avoidance of doubt, Ameriprise shall procure that each of the Ameriprise Employees who was a member of the AXP UK Plan immediately prior to the Distribution Date is invited to become a member of the Ameriprise UK Retirement Plan with effect from the Distribution Date. Ameriprise undertakes to ensure that the Ameriprise UK Retirement Plan (i) is an exempt approved scheme under UK Income and Corporation Taxes Act 1988, (ii) is a scheme which is contracted out on a reference scheme basis, (iii) is capable of receiving the Transfer Amount without prejudicing the status of the AXP UK Plan as an exempt approved scheme and without requiring the consent of the Ameriprise UK Plan Participants to the transfer, and (iv) for a period of not less than twelve (12) months from the Distribution Date, provides benefits in respect of the future service of each Ameriprise Employee who is an Ameriprise UK Plan Participant which are, in the opinion of the AXP UK Actuary, substantially comparable in the aggregate to the benefits provided by the AXP UK Scheme as in effect immediately prior to the Distribution Date.

     (b) ASSUMPTION OF AXP UK PLAN LIABILITIES. Effective as of the Payment Date, Ameriprise (acting directly or through its Affiliates) hereby agrees to cause the Ameriprise UK Retirement Plan to accept the Transfer Amount in full and final settlement of all claims against the AXP UK Plan in respect of the Ameriprise UK Plan Participants (whose consent shall not be required). Subject to the payment of the Transfer Amount in accordance with Section 9.1(c) below, Ameriprise shall procure that the Ameriprise UK Retirement Plan shall provide benefits in respect of each Ameriprise UK Plan Participant which are, in the case of any pensioner, deferred pensioner or pension credit member, identical to those provided under the AXP UK

Plan to such Ameriprise UK Plan Participant immediately prior to the Distribution Date and otherwise in respect of pensionable service (including transfer credits) of each Ameriprise UK Plan Participant at least equal to those required to allow the rights and entitlements of the Ameriprise UK Plan Participants in the AXP UK Plan to be transferred to the Ameriprise UK Retirement Plan without consent in accordance with the provisions of Regulation 12 of The Occupational Pension Schemes (Preservation of Benefit) Regulations 1991 and actuarial guidance note GN16 (as either may be in force at the Payment
Date).

     (c)     TRANSFER OF AXP UK PLAN ASSETS.

             (i) As soon as reasonably practicable following the Distribution Date, AXP shall cause the AXP UK Actuary to determine the UK Transfer Amount. Within thirty (30) days of the calculation of the UK Transfer Amount by the AXP UK Actuary, the Ameriprise UK Actuary shall verify and agree to such UK Transfer Amount. AXP and Ameriprise undertake to procure that all such Information as shall be reasonably required by the AXP UK Actuary and the Ameriprise UK Actuary for the purpose of calculating and verifying the UK Transfer Amount shall be promptly provided to them and that all such Information shall (to the best of their knowledge and belief) be true, complete and accurate in all material respects as of the date the Information is required for the purposes of this Section 9.1. If the AXP UK Actuary and the Ameriprise UK Actuary are unable to agree to the UK Transfer Amount within thirty (30) days of its calculation by the AXP UK Actuary, the matter shall be referred to an independent actuary in accordance with Section 9.1(e) hereof.

             (ii) The Transfer Amount is only payable if the following conditions have been and remain satisfied: (A) the Ameriprise UK Retirement Plan has been established as an exempt approved and contracted out scheme and Ameriprise has delivered to AXP a copy of (1) the initial letter from HM Customs and Revenue confirming such approval and (2) the contracting out certificate issued by the National Insurance Services to Pensions Industry with respect to the Ameriprise UK Retirement Plan; (B) HM Customs and Revenue have consented to the transfer of the Transfer Amount; (C) the AXP UK Actuary has issued a GN16 certificate in respect of the transfer of the Transfer Amount; (D) the requirements of Regulation 12 of the Occupational Pension Schemes (Preservation of Benefit) Regulations 1991 are satisfied (including any notice requirements); and (E) the UK Transfer Amount has been agreed or determined in accordance with this Section 9.1.

             (iii)    Subject to satisfaction of the conditions set forth in
Section 9.1(c)(ii) above, AXP shall use all reasonable endeavours to procure that the AXP UK Plan shall, on the Payment Date, transfer the Transfer Amount to the Ameriprise UK Retirement Plan such assets as the respective plans may agree, the mid-market value of which is equal to the Transfer Amount. To the extent the AXP UK Plan and the Ameriprise UK Retirement Plan are unable to agree to the appropriate asset transfer, cash equal to the Transfer Amount (reduced by 5% to cover encashment costs) shall be transferred in full settlement and satisfaction of the obligations of AXP and the AXP UK Plan pursuant to this Section 9.1.

     (d) FUNDING. Without regard to whether such funding is required by applicable Law, Ameriprise shall ensure that the Ameriprise UK Retirement Plan will be maintained at (or

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returned to) a fully funded (100%) position as determined on a "PBO" basis within five (5) years of the Distribution Date.

     (e) INDEPENDENT ACTUARY. Any disagreement or dispute between the AXP UK Actuary and the Ameriprise UK Actuary concerning any matter to be agreed to by them under this Section 9.1 shall be referred to an independent actuary for determination. The Parties shall jointly appoint the independent actuary. If the Parties fail to reach agreement on the appointment of an independent actuary, either AXP or Ameriprise may request the President for the time being of the Institute of Actuaries to nominate an independent actuary, the Parties shall then appoint such nominee. The determination and certificate of the independent actuary shall (in the absence of clear or manifest error) be final and binding on the Parties. In addition, the Parties shall comply with and shall respectively procure that the AXP UK Plan and the Ameriprise UK Retirement Plan and their respective agents comply with any directions of the independent actuary made to facilitate his investigation or determination. The costs and fees of the independent actuary shall be paid one half by AXP and one half by Ameriprise unless the independent actuary determines some other division between the Parties (such determination to be final and binding).

     (f) AVCS. Nothing in this Section 9.1 shall apply to AVCs or to the benefits secured by them. However, AXP will use all reasonable endeavours to procure that the AXP UK Plan will transfer the assets representing the Ameriprise UK Plan Participants' AVCs to the Ameriprise UK Retirement Plan. Ameriprise will ensure that the Ameriprise UK Retirement Plan provides benefits for the Ameriprise UK Plan Participants which are equivalent to those assets.

     (g) NO ASSISTANCE. Ameriprise shall not (and shall procure that its Affiliates shall not) encourage or assist or initiate or facilitate any action for the purpose of requiring the AXP UK Plan to pay an amount larger than the Transfer Amount to the Ameriprise UK Retirement Plan.

                                    ARTICLE X

                                 INDEMNIFICATION

     10.1 GENERAL INDEMNIFICATION. Article IV of the Separation and Distribution Agreement applies to this Agreement as if such Article were set forth herein and all references to "Agreement" in such Article IV shall be deemed to be references to this Agreement.

                                   ARTICLE XI

                           GENERAL AND ADMINISTRATIVE

     11.1 SHARING OF INFORMATION. AXP and Ameriprise (acting directly or through their respective Affiliates) shall provide to the other and their respective agents and vendors all Information as the other may reasonably request to enable the requesting Party to administer efficiently and accurately each of its Benefit Plans and to determine the scope of, as well as fulfill, its obligations under this Agreement. Such Information shall, to the extent reasonably practicable, be provided in the format and at the times and places requested, but in no

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event shall the Party providing such Information be obligated to incur any out-of-pocket expenses not reimbursed by the Party making such request or make such Information available outside of its normal business hours and premises. Any Information shared or exchanged pursuant to this Agreement shall be subject to the same confidentiality requirements set forth in the Separation and Distribution Agreement. The Parties also hereby agree to enter into any business associate agreements that may be required for the sharing of any Information pursuant to this Agreement to comply with the requirements of HIPAA.

     11.2 REASONABLE EFFORTS/COOPERATION. Each of the Parties hereto will use its commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement, including, without limitation, adopting plans or plan amendments. Each of the Parties hereto shall cooperate fully on any issue relating to the transactions contemplated by this Agreement for which the other Party seeks a determination letter or private letter ruling from the IRS, an advisory opinion from the DOL or any other filing, consent or approval with respect to or by a Governmental Authority.

     11.3    EMPLOYER RIGHTS. Subject to Ameriprise's obligations pursuant to
Section 2.3 of this Agreement, nothing in this Agreement shall prohibit Ameriprise or any Ameriprise Affiliate from amending, modifying or terminating any Ameriprise Benefit Plan at any time within its sole discretion. In addition, nothing in this Agreement shall prohibit AXP or any AXP Affiliate from amending, modifying or terminating any AXP Benefit Plan at any time within its sole discretion.

     11.4 NON-TERMINATION OF EMPLOYMENT; NO THIRD-PARTY BENEFICIARIES. Except as expressly provided for in this Agreement or the Separation and Distribution Agreement, no provision of this Agreement or the Separation and Distribution Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any AXP Employee or Ameriprise Employee or other future, present, or former employee of any member of the AXP Group or Ameriprise Group under any AXP Benefit Plan or Ameriprise Benefit Plan or otherwise. Without limiting the generality of the foregoing, except as expressly provided in this Agreement, the occurrence of the Distribution alone shall not cause any employee to be deemed to have incurred a termination of employment which entitles such individual to the commencement of benefits under any of the AXP Benefit Plans. Furthermore, this Agreement is solely for the benefit of the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Furthermore, nothing in this Agreement is intended to confer upon any employee or former employee of AXP, Ameriprise or either of their respective Affiliates any right to continued employment, or any recall or similar rights to an individual on layoff or any type of approved leave.

     11.5 CONSENT OF THIRD PARTIES. If any provision of this Agreement is dependent on the Consent of any third party and such consent is withheld, the Parties hereto shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the fullest extent practicable. If any provision of this Agreement cannot be implemented due to the

                                       41
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failure of such third party to consent, the Parties hereto shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

     11.6 ACCESS TO EMPLOYEES. Following the Distribution Date, AXP and Ameriprise shall, or shall cause each of their respective Affiliates to, make available to each other those of their employees who may reasonably be needed in order to defend or prosecute any legal or administrative action (other than a legal action between AXP and AMP) to which any employee, director or Benefit Plan of the AXP Group or Ameriprise Group is a party and which relates to their respective Benefit Plans prior to the Distribution Date. The Party to whom an employee is made available in accordance with this Section 11.6 shall pay or reimburse the other Party for all reasonable expenses which may be incurred by such employee in connection therewith, including, without limitation, all reasonable travel, lodging, and meal expenses, but excluding any amount for such employee's time spent in connection herewith.

     11.7 BENEFICIARY DESIGNATION/RELEASE OF INFORMATION/RIGHT TO REIMBURSEMENT. To the extent permitted by applicable Law and except as otherwise provided for in this Agreement, all beneficiary designations, authorizations for the release of Information and rights to reimbursement made by or relating to Ameriprise Participants under AXP Benefit Plans shall be transferred to and be in full force and effect under the corresponding Ameriprise Benefit Plans until such beneficiary designations, authorizations or rights are replaced or revoked by, or no longer apply, to the relevant Ameriprise Participant.

     11.8 NOT A CHANGE IN CONTROL. The Parties hereto acknowledge and agree that the transactions contemplated by the Separation and Distribution Agreement and this Agreement do not constitute a "change in control" for purposes of any AXP Benefit Plan or Ameriprise Benefit Plan.

                                   ARTICLE XII

                                  MISCELLANEOUS

     12.1 EFFECT IF DISTRIBUTION DOES NOT OCCUR. Notwithstanding anything in this Agreement to the contrary, if the Separation and Distribution Agreement is terminated prior to the Effective Time, then all actions and events that are, under this Agreement, to be taken or occur effective immediately prior to, as of or following the Distribution Date, or otherwise in connection with the Separation, shall not be taken or occur except to the extent specifically agreed to in writing by AXP and Ameriprise and neither Party shall have any Liability or further obligation to the other Party under this Agreement.

     12.2 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.

     12.3 AFFILIATES. Each of AXP and Ameriprise shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by each of their Affiliates, respectively.

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     12.4    NOTICES. All notices, requests, claims, demands and other
communications hereunder shall be in writing and shall be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a Party may designate by notice to the other Parties):

     (a)     if to AXP, to:

                    American Express Company
                    200 Vesey Street
                    New York, New York 10285-4905
                    Attention: Gilbert E. Ahye
                    Fax: (212) 640-3784

             with copies to:

                    American Express Company
                    200 Vesey Street
                    New York, New York 10285-4905
                    Attn: General Counsel
                    Fax: (212) 640-0388

                    Cleary Gottlieb Steen & Hamilton LLP
                    One Liberty Plaza
                    New York, New York 10006
                    Attention: A. Richard Susko, Esq.
                    Fax: (212) 225-3999

                    and

                    Harter, Secrest & Emery LLP
                    1600 Bausch and Lomb Place
                    Rochester, New York 14604
                    Attention: Paul W. Holloway, Esq.
                    Fax: (585) 232-2152

     (b)     if to Ameriprise, to:

                    Ameriprise Financial, Inc.
                    1546 Ameriprise Financial Center
                    Minneapolis, Minnesota 55474
                    Attention: Walter Berman
                    Fax: (612) 678-4945

             with a copy to:

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                    Ameriprise Financial, Inc.
                    1546 Ameriprise Financial Center
                    Minneapolis, Minnesota 55474
                    Attention: General Counsel
                    Fax: (612) 678-1491

     12.5 ENTIRE AGREEMENT. This Agreement, the Separation and Distribution Agreement, and each other Ancillary Agreement, including any annexes, schedules and exhibits hereto and thereto, as well as any other agreements and documents referred to herein and therein, shall together constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all prior negotiations, agreements and understandings of the Parties of any nature, whether oral or written, with respect to such subject matter.

     12.6 AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by an authorized officer of each Party. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by an authorized officer of the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     12.7 GOVERNING LAW. This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

     12.8 HEADINGS. The article, section, paragraph and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

     12.10 ASSIGNMENT. This Agreement may not be assigned by either Party without the written consent of the other Party. No such assignment shall relieve either Party of any of its rights and obligations hereunder.

     12.11 SEVERABILITY. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term or provision of this Agreement, which shall remain in full force and effect. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each Party hereby agrees that such restriction may be enforced to the maximum extent permitted by Law, and each Party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

                                AMERICAN EXPRESS COMPANY


                                By: /s/ Gilbert E. Ahye
                                    --------------------------------------------
                                Name: Gilbert E. Ahye
                                Title: Senior Vice President

                                AMERIPRISE FINANCIAL, INC.


                                By: /s/ Kelli A. Hunter
                                    --------------------------------------------
                                Name: Kelli A. Hunter
                                Title: Executive Vice President, Human Resources

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